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Prospectus
TABLE OF CONTENTS Prospectus

Filed pursuant to Rule 424(b)(5)
Registration No. 333-157998

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 14, 2011

Prospectus Supplement To Prospectus Dated April 23, 2009

15,000,000 Shares of Common Stock

US GOLD CORPORATION

          US Gold Corporation ("US Gold" or the "Company") is offering 15,000,000 shares of our common stock, no par value per share (the "Common Stock" or "common stock"). See the sections titled "Summary — The Offering," "Description of Common Stock," and "Underwriting" beginning on pages S-8, S-28 and S-29 of this prospectus supplement.

          Our Common Stock is traded on the New York Stock Exchange (the "NYSE") and on the Toronto Stock Exchange (the "TSX"), in each case under the symbol "UXG." On February 11, 2011, the closing price of our Common Stock was $7.23 on the NYSE and CDN$7.13 on the TSX. Our principal executive office is located at 99 George Street, 3rd Floor, Toronto, ON, Canada M5A 2N4, and our telephone number is (866) 441-0690.

          Investing in our Common Stock involves a high degree of risk. For a discussion of risk factors that you should consider before investing in our Common Stock, see the sections titled "Risk Factors" beginning on page S-10 of this prospectus supplement and page 2 of the accompanying prospectus, and in the documents incorporated by reference herein and therein.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount(1)	$	$
Proceeds, Before Expenses, to us	$	$

(1)
The Underwriters will receive no underwriting discount or commission on any shares purchased by Robert R. McEwen, our Chairman and Chief Executive Officer. See the section titled "Summary—The Offering" on page S-8 of this prospectus supplement.

          We have granted the Underwriters a 30-day option to purchase from us, at a price equal to the public offering price, less the underwriting discount, up to an additional 2,250,000 shares of Common Stock, to cover over-allotments, if any. See the section titled "Underwriting" on page S-29 of this prospectus supplement.

          The Underwriters expect that the shares of Common Stock will be ready for delivery in book-entry form through the facilities of the Depository Trust Company on or about                                             , 2011.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Dahlman Rose & Company	Griffiths McBurney Corp.

Co-Managers

Scotia Capital	Stifel Nicolaus Weisel

The date of this prospectus supplement is                             , 2011

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement relates to a registration statement that we filed with the United States Securities and Exchange Commission, (the "SEC"), utilizing a shelf registration process. Under this shelf registration process, US Gold, US Gold Canadian Acquisition Corporation ("Canadian Exchange Co."), Nevada Pacific Gold Ltd. ("Nevada Pacific"), Tone Resources Limited ("Tone"), White Knight Resources Ltd. ("White Knight"), US Gold Alberta ULC, Tonkin Springs Gold Mining Company, Tonkin Springs Venture Limited Partnership, Tonkin Springs LLC, and U.S. Environmental Corporation, may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the securities we may offer. Some of the information in the accompanying prospectus may not apply to this offering. This prospectus supplement contains specific information about the terms of this offering of Common Stock by US Gold. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus and information incorporated by reference therein. To the extent that any statement made in this prospectus supplement differs from, or is inconsistent with, those in the accompanying prospectus or the documents incorporated by reference herein or therein, the statements made in the accompanying prospectus and the information incorporated by reference therein are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the information described under the sections titled, "Where to Find Additional Information" and "Incorporation of Certain Information by Reference" in both this prospectus supplement and the accompanying prospectus, and any additional information you may need to make your investment decision. We have also filed this prospectus supplement and the accompanying prospectus with the securities regulatory authorities in each of the provinces of Canada, except Quebec (which Canadian-filed prospectus supplement and accompanying prospectus we refer to as the Canadian Prospectus), pursuant to the multijurisdictional disclosure system implemented by the securities regulatory authorities in the United States and Canada (the "MJDS"). The securities qualified under the Canadian Prospectus may be offered and sold in each of the provinces of Canada, other than Quebec, subject to any applicable securities laws.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering. We have not authorized any other person to provide you with different or additional information. You should not rely on any unauthorized information or representations.

        This prospectus supplement and the accompanying prospectus are an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy the Common Stock in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus supplement and the accompanying prospectus, or the documents incorporated by reference herein or therein, is current only as of their respective dates and our business, financial condition and results of operations may have changed since those dates.

        Prospective investors should be aware that the acquisition of the Common Stock described herein may have tax consequences both in the United States and Canada, as applicable. Such consequences for investors who are residents in, or citizens of, Canada or the United States may not be described fully in this prospectus supplement or the accompanying prospectus. See "Material United States Federal Income Tax Consideration for Non-U.S. Holders" beginning on page S-33 of this prospectus supplement.

        In this prospectus supplement, unless otherwise specified or the context otherwise dictates, the terms "US Gold," the "Company," "we," "us" or "our" mean US Gold Corporation and its consolidated subsidiaries, unless it is clear that such terms refer only to US Gold Corporation. Unless otherwise stated, currency amounts in this prospectus supplement are stated in U.S. dollars, or "$." References to "CDN$" are to Canadian dollars. The noon rate of exchange on February 11, 2011, as reported by the Bank of

Canada for the conversion of Canadian dollars to U.S. dollars, was CDN$1.00 equals $1.0098, and for the conversion of U.S. dollars to Canadian dollars, was $1.00 equals CDN$0.9903.

        The registration statement that contains the accompanying prospectus (SEC File No. 333-157998) (including the exhibits filed with and the information incorporated by reference into the registration statement) contains additional important business and financial information about the Company and the Common Stock that is not presented or delivered with this prospectus supplement. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference into the registration statement, can be read at the SEC website or at the SEC office mentioned under the section of this prospectus supplement titled "Where to Find Additional Information" below.

WHERE TO FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet website at http://www.sec.gov. You may also inspect the documents described herein at our principal executive offices, 99 George Street, 3rd Floor, Toronto, Ontario, Canada M5A 2N4, during normal business hours.

        In addition, we are subject to the filing requirements prescribed by the securities legislation of all Canadian provinces. You are invited to read and copy any reports, statements or other information that we file with the Canadian provincial securities regulatory authorities on the System for Electronic Document Analysis and Retrieval at http://www.sedar.com, which is commonly known by the acronym "SEDAR".

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("the Exchange Act") and applicable Canadian securities laws. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Forward-looking statements are often identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. All statements, other than those of historical fact, included herein or incorporated by reference that address activities or events that we expect or anticipate will or may occur in the future are forward-looking statements. Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements.

        The risks and uncertainties of our business, including those discussed under the sections titled "Risk Factors" beginning on page S-10 of this prospectus supplement, page 2 of the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed. These risks include, but are not limited to:

  •
  the fact that we have never turned a profit and may never be profitable;

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  results of pending and future feasibility studies;

  •
  fluctuations in the price of gold and silver;

  •
  the uncertainty of resource and reserve estimates and the timing of development expenditures;

  •
  results of current and future exploration activities;

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  our ability to secure financing or additional capital on favorable terms or at all;

  •
  our ability to achieve production if reserves are identified;

  •
  uncertain title to certain of our properties;

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  technological changes in the mining industry;

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  changes in exploration and overhead costs;

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  potential effects on our operations of U.S. and Mexican federal, state and local environmental regulation;

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  access and availability of materials, equipment, supplies, labor and supervision, power and water;

  •
  our ability to secure governmental and other permits needed to explore and potentially mine our mineral properties;

  •
  unexpected changes in business and economic conditions;

  •
  changes in our business strategy, plans and goals;

  •
  interpretation of drill hole results and the geology, grade and continuity of mineralization;

  •
  local and community impacts and issues including impact of crime in the areas where we have exploration activities;

  •
  accidents and labor disputes;

  •
  changes in foreign currency exchange rates;

  •
  decisions of foreign countries and banks within those countries;

  •
  the departure of key employees, including Robert R. McEwen our Chairman and Chief Executive Officer;

  •
  the ability of Robert R. McEwen, our largest stockholder, to exert significant influence on matters submitted to stockholders for approval; and

  •
  potential conflicts of interest relating to some of our directors' involvement with other resource companies.

        While we have attempted to identify important factors that could cause actual results to differ materially from those described in forward looking statements, there may be other factors that we have not anticipated or estimated that could cause results to differ. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. We do not undertake to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all of our forward-looking statements by these cautionary statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement and the accompanying prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains the accompanying prospectus and until the offering of the securities covered thereby is completed or withdrawn; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2009;

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  Our Quarterly Reports on Form 10-Q or Form 10-Q/A for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

  •
  Our Registration Statement on Form 8-A filed on October 28, 2010; and

  •
  Our Current Reports on Form 8-K filed on June 17, 2010, October 26, 2010 and February 14, 2011.

        You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit to the registration statement of which this prospectus supplement is a part, at no cost, by writing or telephoning to:

US Gold Corporation
99 George St. 3rd Floor
Toronto, ON
Canada M5A 2N4
Attn: Investor Relations
(866) 441-0690

        Readers should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. Readers should not assume that the information in this prospectus supplement, the accompanying prospectus, or any free writing prospectus, is accurate as of any date other than the date on the front cover of the applicable document.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

        We are required to prepare reports under the Canadian Securities Administrators' National Instrument 43-101 "Standards of Disclosure for Mineral Projects" ("NI-43-101"), under the Canadian securities laws because we are listed on the TSX and subject to Canadian securities laws. These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, we report measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. It cannot be assumed that all or any part of inferred resources will ever be upgraded to a higher category. Therefore, U.S. investors are also cautioned not to assume that all or any part of inferred resources exist, or that they can be mined legally or economically. Canadian regulations permit the disclosure of resources in terms of "contained ounces"; however, the SEC only permits issuers to report "mineralized material" in tonnage and grade without reference to contained ounces. Under U.S. regulations the tonnage and grade described herein under the "measured" and "indicated" categories would be characterized as mineralized material. We are providing the disclosure herein to provide a means of comparing our projects to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101, and to comply with applicable disclosure requirements. U.S. investors should be aware that the issuer has no "reserves" as defined by the SEC's Industry Guide 7 ("Guide 7") and are cautioned not to assume that any part or all of the potential target mineralized material will ever be confirmed or converted into Guide 7 compliant "reserves".

        We also note that drilling results are not indicative of mineralized material in other areas where we have mining interests. Furthermore, mineralized material identified on our properties does not and may never have demonstrated economic viability.

CERTAIN DEFINITIONS

        g/t:    A unit representing grams/tonne.

        opt:    A unit representing troy ounces/ton (one troy ounce/ton is equal to 34.2857 grams/tonne).

        Ton:    A unit of weight equal to 2,000 pounds or 907.2 kilograms.

        Tonne:    A unit of weight equal to 2,204.6 pounds or 1,000 kilograms.

SUMMARY

        This summary contains basic information about us and this offering. This summary is not complete and does not contain all the information you should consider before investing in our Common Stock. You should read this summary in conjunction with, and the summary is qualified in its entirety by, the more detailed information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, including the information under "Risk Factors" beginning on page S-10 of this prospectus supplement and page 2 of the accompanying prospectus and the financial statements and related notes.

Overview

        We are a precious metals exploration stage company engaged in the business of acquiring, exploring, and developing mineral properties in North America. We presently hold interests in numerous properties in Nevada and Mexico, including our El Gallo Project in Mexico and our Gold Bar Project in Nevada.

Our Strengths

        We believe that we are well positioned to build shareholder value through the following strengths:

  •
  We are focused on Nevada and Mexico, jurisdictions that have been historically favorable for mining;

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  We believe we can achieve production in 2014 based on recently completed technical work and Preliminary Economic Assessments for our Gold Bar Project in Nevada and our El Gallo Project in Mexico completed in 2010 and 2011, respectively;

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  We believe we can continue to expand our current mineralization based on drill work completed in 2010. We plan to invest an estimated $20 million in additional drilling at our Gold Bar Project and our other projects in Nevada and an estimated $30 million in additional drilling at our El Gallo Project over the next two years;

  •
  Our management team has a track record of exploration success; and

  •
  Our Chairman and Chief Executive Officer, Robert R. McEwen, has aligned his interests with our shareholders, beneficially owning approximately 22% of our Common Stock (prior to completion of the offering) and receiving no annual salary.

Our Strategy

        Our objective is to increase the value of our shares through the exploration, development, and extraction of gold, silver and other valuable minerals. Since 2007, we have grown our estimated mineralized material base through acquisitions and by additional drilling on our existing projects and plan to advance our principal projects towards further development and commercial production. We generally conduct our business as sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We regularly seek opportunities to acquire additional gold and silver exploration properties and are currently and at any given time, in various stages of active review of potential opportunities.

Our Principal Properties

Mexico

  •
  El Gallo — Originally discovered by us in 2008, we drilled approximately 60,000 meters across a total of 280 holes. The project's mineralization consists of approximately 7.5 million tonnes of mineralized material with an average grade of 110.6 g/t for silver and 0.09 g/t for gold using a higher grade milling method and approximately 5.1 million tonnes of mineralized material with an average grade of 28.5 g/t of silver and 0.03 g/t of gold using a lower grade heap leach method. Based on technical work completed to date, we believe production could be achieved in 2014. Over the next two years, we plan to spend approximately $30 million dollars on exploration, which will mainly consist of drilling, an air magnetic survey and further field prospecting work. We intend to complete a feasibility study at the El Gallo Project by late 2011.

  •
  Palmarito — The Palmarito Project is located fifteen miles southwest of our El Gallo Project. Palmarito was a major producer of silver in Sinaloa, Mexico prior to 1950. The Palmarito Project has estimated mineralized material of approximately 3.7 million tonnes at an average grade of 71 g/t silver and 0.14 g/t gold. Based on the positive drill results received late in 2010, we expect to complete an extensive drill program to both expand and infill the area of mineralization. The expected cost has been included in the El Gallo Project budget of $30 million over the next two years.

  •
  Magistral Mine — Located four miles southeast of our El Gallo Project, the Magistral Mine produced 70,000 gold ounces from 2002 to 2005 and was subsequently placed on care and maintenance in 2006 by the previous owners of the mine. It currently has estimated mineralized material of approximately 10.4 million tonnes at an average grade of 1.5 g/t gold.

Nevada

  •
  Gold Bar — Located along the Cortez Trend, we estimate that the Gold Bar Project contains approximately 33.5 million tonnes of mineralized material at an average grade of 0.91 g/t gold. Based on technical work recently completed, we believe this project could achieve production in 2014. For 2011, we currently plan to complete a pre-feasibility study during third quarter 2011 and conduct an exploration drilling program to potentially increase the size of the deposit, as well as to test peripheral targets that we have generated through field prospecting and sampling. Over the next two years, we plan to spend approximately $20 million dollars on exploration on the Gold Bar Project, the Limo Project and other targets in Nevada.

  •
  Limo — Located in east-central Nevada along the southern extension of the Carlin Trend, we estimate that the Limo Project contains approximately 9.6 million tonnes of mineralized material at an average grade of 0.78 g/t gold. For 2011, we plan to further drill test the two promising targets within the project area (the Cadillac and Continental sites), and conduct reconnaissance exploration including sampling, mapping and possibly geophysical surveys.

  •
  Tonkin — Located along the Cortez Trend, we estimate that the Tonkin Complex contains mineralized material of approximately 32.3 million tonnes at an average grade of 1.41 g/t gold. For 2011, we currently plan to obtain third party technical support and testing to improve our understanding of the metallurgy present at the Tonkin Complex.

THE OFFERING

        The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of shares of our Common Stock. For a more complete description of our Common Stock, see the section of this prospectus supplement titled "Description of Common Stock" and the section in the accompanying prospectus titled "Description of Capital Stock."

Issuer	US Gold Corporation
Securities Offered
15,000,000 shares of Common Stock plus up to 2,250,000 additional shares of Common Stock that we will issue and sell in the event the Underwriters exercise their 30-day option to purchase additional shares of our Common Stock to cover over-allotments, if any.

Our Chairman and Chief Executive Officer, Robert R. McEwen, who may be deemed to beneficially own approximately 22% of our Common Stock as of February 11, 2011 has indicated that he intends to purchase $20 million worth of our Common Stock from the Underwriters at the public offering price on the cover page of this prospectus supplement. Following such purchase, based on the closing price of our common stock on February 11, 2010 on the NYSE, Mr. McEwen would be deemed to beneficially own approximately 22% of our Common Stock outstanding following the offering (if the Underwriters exercise their over-allotment option to purchase additional shares of Common Stock in full, Mr. McEwen would be deemed to beneficially own approximately 21% of our Common Stock).
Shares of Common Stock to be Outstanding after the Offering	132,744,447 shares of Common Stock (134,994,447 shares of Common Stock if the Underwriters exercise their over-allotment option to purchase additional shares of Common Stock in full).(1)
Issue Price	$ per share.
NYSE and TSX Trading Symbol	UXG

Use of Proceeds	The net proceeds to us from the sale of Common Stock offered hereby are expected to be approximately $ ($ if the Underwriters exercise their over-allotment option to purchase additional shares of Common Stock in full) after deducting the underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering to (i) fund feasibility study and related costs including to conduct permitting and acquire long lead-time capital items for the El Gallo Project, (ii) complete pre-feasibility and fund feasibility work at our Gold Bar Project in Nevada, (iii) fund ongoing exploration programs in Nevada and Mexico, (iv) pay property and other holding costs and (v) for general corporate purposes, including to fund possible acquisitions of additional producing mines, or additional exploration or development stage properties, as more fully described in the section titled "Use of Proceeds" beginning on page S-20 of this prospectus supplement.
Risk Factors	See the section titled "Risk Factors" beginning on page S-10 of this prospectus supplement for other information you should consider before buying our Common Stock.

(1)
Based on 117,744,447 shares of our Common Stock outstanding as of February 11, 2011 and excludes, as of February 11, 2011:

•
3,081,001 shares of Common Stock issuable upon the exercise of stock options outstanding prior to this offering under our equity incentive plan, at a weighted average exercise price of $2.02 per share;

•
2,309,638 shares of Common Stock available for future grants under our equity incentive plan;

•
8,851,000 shares of Common Stock available upon the exercise of outstanding warrants at an exercise price of $10.00 per share, which expire on February 22, 2011;

•
464,668 shares of Common Stock available upon the exercise of Nevada Pacific Gold stock options (a company acquired by US Gold in 2007), at a weighted average exercise price of $5.01 per share; and

•
4,446,863 shares of Common Stock issuable upon the conversion of all exchangeable shares of Canadian Exchange Co. as more fully described under the section of this prospectus supplement titled, "Description of Common Stock" on page S-28 of this prospectus supplement.

        To the extent that any exchangeable shares of Canadian Exchange Co. are converted into shares of Common Stock, any options or warrants are exercised, new options are issued under our equity incentive plan, or we otherwise issue additional shares of Common Stock or securities convertible into shares of Common Stock in the future, there will be further dilution to new investors.

RISK FACTORS

        An investment in our Common Stock involves a high degree of risk. You should consider carefully the following risk factors, along with all of the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to buy our Common Stock. These risk factors list some, but not all, of the risks and uncertainties that may have a material adverse effect on our business, our results of operations, financial condition, cash flows and the market price of our Common Stock. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business, and our results of operations, financial condition, cash flows and the market price of our Common Stock could be materially and adversely affected.

Risks Related to Our Company

  We have incurred substantial losses since our inception in 1979 and may never be profitable.

        Since our inception in 1979, we have never been profitable and we have not generated revenue from operations since 1990. As of September 30, 2010, our accumulated deficit was approximately $324 million (including (i) a non-cash expense of approximately $52 million related to derivative instrument accounting in the year ended December 31, 2006, (ii) a non-cash expense of approximately $107 million related to impairment of the Company's goodwill in connection with the acquisition of the Acquired Companies in the year ended December 31, 2008 and (iii) a non-cash expense of approximately $17 million related to the write-off of long-lived assets in the year ended December 31, 2009). To become profitable, we must identify additional mineralization and establish economic reserves on our properties, and then either develop our properties or locate and enter into agreements with third party operators. It could be years before we receive any revenues from production, if ever. We may suffer significant additional losses in the future and may never be profitable. We do not expect to receive revenue from operations in the foreseeable future, if at all. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. We expect to incur losses unless and until such time as one or more of our properties enter into commercial production and generates sufficient revenue to fund our continuing operations.

  The feasibility of mining any of our properties has not been established, meaning that we have not completed sufficient exploration or other work necessary to determine if it is commercially feasible to develop any of our properties.

        We are currently an exploration stage company. We have no proven or probable reserves on our properties as defined by U.S. law. A "reserve," as defined by regulation of the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced. We have not carried out any feasibility study with regard to any of our properties. As a result, we currently have no reserves and there are no assurances that we will be able to prove that there are reserves on our properties.

        The mineralized material identified on our properties does not and may never demonstrate economic viability. Substantial expenditures are required to establish reserves through drilling and additional study and there is no assurance that reserves will be established. The feasibility of mining on our El Gallo Project, Gold Bar Project, or any other property has not been, and may never be, established. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure; metal prices, which can be highly variable; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of our mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, we may not be able to raise sufficient capital to develop a mine, even if one is warranted. If we are unable to establish such reserves, the market value of our securities may suffer, and you may lose some or all of your investment.

        We note that we are required to prepare and file with the Canadian securities regulators estimates of mineralized material in accordance with NI 43-101. These standards are substantially different from the standards generally permitted to report reserve and other estimates in reports and other materials filed with the SEC. Under NI 43-101, we report measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. U.S. investors are cautioned not to assume that all or any part of measured or indicated resources reporting in our Canadian filings will ever be converted into reserves.

  The figures for our estimated mineralized material are based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated.

        Unless otherwise indicated, mineralization figures presented in our filings with securities regulatory authorities including the SEC, press releases and other public statements that may be made from time to time are based upon estimates made by independent geologists and our internal geologists. When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineralized material and grades of mineralization on our properties. Until ore is actually mined and processed, mineralized material and grades of mineralization must be considered as estimates only.

        These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that:

  •
  these estimates will be accurate;

  •
  mineralization estimates will be accurate; or

  •
  this mineralization can be mined or processed profitably.

        Any material changes in mineral estimates and grades of mineralization will affect the economic viability of placing a property into production and such property's return on capital. There can be no assurance that minerals recovered in small scale tests will be recovered in large-scale tests under on-site conditions or in production scale.

        The estimates contained in our public filings have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for gold and/or silver may render portions of our mineralization estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of one or more of our properties. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

  Our estimated timetables to achieve production at the El Gallo Project and the Gold Bar Project may not be accurate.

        Based on technical work recently completed, including Preliminary Economic Assessments at the El Gallo Project and the Gold Bar Project, we believe we can achieve production in 2014. However, the Preliminary Economic Assessments we have prepared for the El Gallo Project and the Gold Bar Project are preliminary in nature and are subject to change due to factors within and outside of our control. We have not carried out a feasibility study with regard to these or any of our properties and the feasibility of mining at these properties may never be established. There is no certainty that the preliminary assessment and economics estimated in the El Gallo Project and Gold Bar Project Preliminary Economic Assessments will be realized or that we will be able to begin production in 2014 or at all.

        If we decide to put one or more of our properties into production, we will require significant amounts of capital, and our ability to obtain this necessary funding will depend on a number of factors, including the status of the national and worldwide economy and the price of gold, silver and other precious metals. Fluctuations in production costs, material changes in the mineral estimates and grades of mineralization or changes in the political conditions or regulations in Mexico or Nevada may make placing these properties into production uneconomic. Further, we may also be unable to obtain the necessary permits in a timely manner, on reasonable terms or on terms that provide us sufficient resources to develop our properties. These and other factors may cause us to delay production at the El Gallo Project and the Gold Bar Project beyond 2014, if at all.

  Historical production of gold at our Tonkin Complex or Magistral Mine may not be indicative of the potential for future development or revenue.

        Historical production of gold from our Tonkin Complex came from relatively shallow deposits, in very limited quantities and for a very limited period of time. We commenced exploration of deeper zones of our Tonkin property in 2006 in an effort to identify additional mineralized material, and have identified priority exploration drilling targets on our Tonkin Complex, Gold Bar Project and Limo Project in Nevada. In Mexico, the Magistral Mine produced gold from 2002 through 2005, but it was shut down in 2006 and is currently held by us on a care and maintenance basis. The Magistral Mine is now considered a part of our El Gallo Project. However, due to uncertainties associated with exploration, including variations in geology and structure, there is no assurance that our efforts will be successful or that prior drilling results are reflective of additional or economically developable deposits. Investors in our securities should not rely on our historical operations as an indication that we will ever place any of our mining properties into commercial production again.

  We will require significant additional capital to continue our exploration activities, and, if warranted, to develop mining operations.

        Substantial expenditures will be required to determine if proven and probable mineral reserves exist at any of our properties, to develop metallurgical processes to extract metal, to develop the mining and processing facilities and infrastructure at any of our properties or mine sites and, in certain circumstances, to acquire additional property rights. We have spent and will be required to continue to expend significant amounts of capital for drilling, geological and geochemical analysis, assaying, and, when warranted, feasibility studies with regard to the results of our exploration. We may not benefit from these investments if we are unable to identify commercially exploitable mineralized material. If we decide to put one or more of our properties into production, we will require significant amounts of capital to develop and construct the mining and processing facilities and infrastructure required for mining operations. Our ability to obtain necessary funding for these purposes, in turn, depends upon a number of factors, including the status of the national and worldwide economy and the price of gold, silver and other precious metals. We may not be successful in obtaining the required financing, or if we can obtain such financing, such financing may not be on terms that are favorable to us. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration or development and the possible, partial or total loss of our potential interest in certain properties. Any such delay could have a material adverse effect on our results of operations or financial condition.

  We may acquire additional exploration stage properties and we may face negative reactions if reserves are not located on acquired properties.

        We may acquire additional exploration stage properties. There can be no assurance that we will be able to identify and complete the acquisition of such properties at reasonable prices or on favorable terms or that reserves will be identified on any properties that we acquire. If we are unable to successfully complete acquisitions of additional properties that we may decide to pursue or if reserves are not located on acquired properties, it may adversely affect the trading price of our common stock or our financial condition or results of operations.

  Our industry is highly competitive, attractive mineral lands are scarce, and we may not be able to obtain quality properties.

        We compete with many companies in the mining industry, including large, established mining companies with substantial capabilities, personnel and financial resources. There is a limited supply of desirable mineral lands available for claim staking, lease or acquisition in the United States, Mexico, and other areas where we may conduct exploration activities. We may be at a competitive disadvantage in acquiring mineral properties, since we compete with these individuals and companies, many of which have greater financial resources and larger technical staffs than we do. Competition in the industry is not limited to the acquisition of mineral properties but also extends to the technical expertise to find, advance, and operate such properties; the labor to operate the properties; and the capital for the purpose of funding such properties. Many competitors not only explore for and mine precious metals, but conduct refining and marketing operations on a world-wide basis. Such competition may result in our company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance our properties. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation, financial condition and cash flows.

  Fluctuating gold and silver prices could negatively impact our business.

        The potential for profitability of our gold and silver mining operations and the value of our mining properties are directly related to the market price of gold and silver. The price of gold and silver may also have a significant influence on the market price of our common stock. The market price of gold and silver historically has fluctuated significantly. For example, the average annual market price of gold over the past five years has ranged from $604 in 2006 to $1,225 in 2010, as calculated from the daily London PM fix. The market price of gold and silver is affected by numerous factors beyond our control, including supply and demand fundamentals, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar and other currencies, interest rates, gold and silver sales and loans by central banks, forward sales by metal producers, accumulation and divestiture by exchange traded funds, global or regional political, economic or banking crises, and a number of other factors. The market price of silver is also affected by industrial demand. The selection of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues, if any, from production will be received. Price fluctuations between the time that such decisions are made and the commencement of production can have a material adverse effect on the economics of a mine.

        The volatility of mineral prices represents a substantial risk which no amount of planning or technical expertise can fully eliminate. In the event gold and silver prices decline and remain low for prolonged periods of time, we might be unable to develop our properties, which may adversely affect our results of operations, financial performance and cash flows.

        In addition, until such time as the net proceeds of this offering are used in the manner described in the section titled "Use of Proceeds", we intend to invest the net proceeds primarily in gold and silver bullion along with other short-term investments. If gold and sliver prices decline before we have used the proceeds in the manner contemplated by this prospectus supplement, we may not be able to achieve our objectives or move our El Gallo or Gold Bar Projects forward in the manner, or on the timeline, that we currently expect.

  Title to mineral properties can be uncertain, and we may be at risk of loss of ownership of one or more of our properties.

        Our ability to explore and operate our properties depends on the validity of our title to that property. Our U.S. mineral properties consist of leases of unpatented mining claims, and unpatented mining and millsite claims. Unpatented mining claims provide only possessory title and their validity is often subject to contest by third parties or the federal government, which makes the validity of unpatented mining claims uncertain and generally more risky. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work and possible conflicts with other claims not determinable from public record. Since a substantial portion of all mineral exploration, development and mining in the United States now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry. We have not obtained title opinions covering our entire property, with the attendant risk that title to some claims, particularly title to undeveloped property, may be defective. There may be valid challenges to the title to our property which, if successful, could impair development and/or operations.

        We remain at risk that the mining claims may be forfeited either to the United States, or to rival private claimants due to failure to comply with statutory requirements as to location and maintenance of the claims or challenges to whether a discovery of a valuable mineral exists on every claim.

  We have entered into a binding letter of intent to acquire a significant portion of the lode claims comprising our total interests at the Tonkin Complex that we previously leased pursuant to a lease that expired in January 2011. If we are not successful in acquiring the lode claims, our interests at the Tonkin Complex will be significantly reduced.

        We leased a total of 478 of our mining and millsite claims at the Tonkin Complex (Tonkin North). Pursuant to the terms of the lease, the lease expired on January 1, 2011. We have entered into a binding letter of intent to acquire the claims that were subject to the lease. If we are not successful in acquiring the claims that were subject to the lease, we will lose our mineral rights associated with those claims and our interest in the Tonkin Complex will be significantly reduced. For example, if we are unable to acquire the claims, we estimate that our interest in the mineralized material that has been identified at the Tonkin Complex will be reduced by approximately 38%. There can be no assurance that we will be successful in acquiring the claims.

  Our continuing reclamation obligations at the Tonkin Complex, Magistral Mine and our other properties could require significant additional expenditures.

        We are responsible for the reclamation obligations related to disturbances located on all of our properties, including the Tonkin Complex. We have posted a bond in the amount of the estimated reclamation obligation at the Tonkin Complex. We submitted a mine closure plan to the Bureau of Land Management ("BLM") for the Tonkin Complex during the fourth quarter of 2010. Based on our estimate, the change in our bonding requirements was insignificant. Our closure plan is currently under review by the BLM. We have not posted a bond in Mexico relating to the Magistral Mine, as none is required. There is a risk that any cash bond, even if increased based on the analysis and work performed to update the reclamation obligations, could be inadequate to cover the actual costs of reclamation when carried out. The satisfaction of bonding requirements and continuing reclamation obligations will require a significant amount of capital. There is a risk that we will be unable to fund these additional bonding requirements, and further, that the regulatory authorities may increase reclamation and bonding requirements to such a degree that it would not be commercially reasonable to continue exploration activities, which may adversely affect our results of operations, financial performance and cash flows.

  Our ongoing operations and past mining activities are subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations.

        All phases of our operations are subject to U.S. and Mexican federal, state and local environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for us and our officers, directors and employees. Future changes in environmental regulation, if any, may adversely affect our operations, make our operations prohibitively expensive, or prohibit them altogether. Environmental hazards may exist on our properties that are unknown to us at the present and that have been caused by us, or previous owners or operators, or that may have occurred naturally. Mining properties from the companies we have acquired may cause us to be liable for remediating any damage that those companies may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

        We have transferred our interest in several mining properties over past years, some of which are now being operated by third parties. Under applicable U.S. federal and state environmental laws, as prior owner of these properties, we may be liable for remediating any damage that we may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

        Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities, causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

  Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations on our mining properties.

        Our operations, including ongoing exploration drilling programs, require permits from the state and federal governments, including permits for the use of water and for drilling wells for water. We may be unable to obtain these permits in a timely manner, on reasonable terms or on terms that provide us sufficient resources to develop our properties, or at all. Even if we are able to obtain such permits, the time required by the permitting process can be significant. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of our properties will be adversely affected, which may in turn adversely affect our results of operations, financial condition and cash flows.

  Legislation has been proposed that would significantly affect the mining industry.

        Periodically, members of the U.S. Congress have introduced bills which would supplant or alter the provisions of the General Mining Law of 1872, which governs the unpatented claims that we control with respect to our U.S. properties. One such amendment has become law and has imposed a moratorium on patenting of mining claims, which reduced the security of title provided by unpatented claims such as those on our U.S. properties. If additional legislation is enacted, it could substantially increase the cost of holding unpatented mining claims by requiring payment of royalties, and could significantly impair our ability to develop mineral estimates on unpatented mining claims. Such bills have proposed, among other things, to make permanent the patent moratorium, to impose a federal royalty on production from unpatented mining claims and to declare certain lands as unsuitable for mining. Although it is impossible to predict at this time what royalties may be imposed in the future, the imposition of such royalties could adversely affect the potential for development of such mining claims, and the economics of existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our business.

        In March 2010, the State of Nevada enacted Assembly Bill No. 6 ("AB6") which sought to balance the state budget by reducing expenditures and increasing certain fees. Among those fee increases was a one-time fee payable in conjunction with the annual filing of an affidavit of the work performed on or improvements made to a mining claim, or an affidavit of the intent to hold a mining claim with a tiered fee structure applied for holders of 11 or more claims. The fee ranges from $70 per claim for holders of 11 to 199 claims up to $195 per mining claim for holders of 1,300 or more claims as of the date of filing. We filed our annual affidavit of our intent to hold a mining claim on November 1, 2010 and based on the number of claims held at that time, we estimate we will have to pay approximately $0.7 million due to this fee on or before June 1, 2011. We remain at risk that Nevada may impose fees or other levies affecting the mining industry in the future.

        In Mexico, the PRI, which is the main opposition political party, with the support of other opposition parties, has introduced in the Chamber of Deputies a 4% mining royalty on production. The opposition parties collectively have a majority in both the Chamber of Deputies and the Senate, with the governing PAN party a minority. The opposition numbers are sufficient (over 2/3) to override a Presidential veto in the Chamber but not in the Senate. To date, the Government has been silent on the royalty proposal.

  Our operations in Mexico are subject to changes in political conditions, regulations and crime in that country.

        Our El Gallo Project, the Magistral Mine and the Palmarito Project and certain other concessions are located in Mexico, and are subject to Mexican federal, state and local laws and regulations. As a result, our mining investments are subject to the risks normally associated with the conduct of business in foreign countries. In the past, Mexico has been subject to political instability, changes and uncertainties which may cause changes to existing government regulations affecting mineral exploration and mining activities. Civil or political unrest or violence could disrupt our operations at any time. In 2010 and 2011, there has been an increase in the level of violence and crime relating to drug cartels in Sinaloa State, where we operate, and in other regions of Mexico. This may disrupt our ability to carry out exploration and mining activities and affect the safety and security of our employees and contractors. Our exploration and mining activities may be adversely affected in varying degrees by changing government regulations relating to the mining industry or shifts in political conditions that could increase the costs related to our activities or maintaining our properties.

  Our lack of operating experience may cause us difficulty in managing our growth.

        We are currently in the exploration stage and our management has limited experience in developing and operating a mine. We are currently working towards developing our El Gallo Project in Mexico and our Gold Bar Project in Nevada. Our ability to manage our growth, if any, will require us to improve and expand our management and our operational and financial systems and controls. If our management is unable to manage growth effectively, our business and financial condition would be materially harmed. In addition, if rapid growth occurs, it may strain our operational, managerial and financial resources.

  We are subject to litigation risks.

        All industries, including the mining industry, are subject to legal claims, with and without merit. Defense and settlement costs can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the resolution of any particular legal proceeding could have a material adverse effect on our financial position and results of operations.

  The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.

        Exploration for minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Few properties that are explored are ultimately advanced to production. Our current exploration efforts are, and any future development or mining operations we may elect to conduct will be, subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as, but not limited to:

  •
  economically insufficient mineralized material;

  •
  fluctuations in production costs that may make mining uneconomical;

  •
  availability of labor, power, transportation and infrastructure;

  •
  labor disputes;

  •
  potential delays related to social and community issues;

  •
  unanticipated variations in grade and other geologic problems;

  •
  environmental hazards;

  •
  water conditions;

  •
  difficult surface or underground conditions;

  •
  industrial accidents;

  •
  metallurgical and other processing problems;

  •
  mechanical and equipment performance problems;

  •
  failure of pit walls or dams;

  •
  unusual or unexpected rock formations;

  •
  personal injury, fire, flooding, cave-ins and landslides;

  •
  decrease in reserves due to a lower silver price; and

  •
  decrease in reserves due to a lower gold price.

        Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures, potential revenues and production dates. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a writedown of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

  We do not insure against all risks to which we may be subject in our planned operations.

        While we currently maintain insurance to insure against general commercial liability claims and physical assets at the Tonkin Complex, we do not maintain insurance to cover all of the potential risks associated with our operations. Certain of our exploration projects such as Gold Bar and Limo have no existing infrastructure for which we insure, and we do not insure our limited physical assets at the Magistral Mine. For example, we do not have insurance on the mine assets associated with the Magistral Mine and we do not have business interruption insurance. We may also be unable to obtain insurance to cover other risks at economically feasible premiums or at all. Insurance coverage may not continue to be available, or may not be adequate to cover liabilities. We might also become subject to liability for environmental, pollution or other hazards associated with mineral exploration and production which may not be insured against, which may exceed the limits of our insurance coverage or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could materially adversely affect our financial condition and our ability to fund activities on our property. A significant loss could force us to reduce or terminate our operations.

  We depend on a limited number of personnel and the loss of any of these individuals could adversely affect our business.

        Our company is dependent on key management, namely our Chairman and Chief Executive Officer, our Vice President and Chief Financial Officer, our Senior Vice President and Vice President, Projects. Robert R. McEwen, our Chairman and Chief Executive Officer, is responsible for strategic direction and the oversight of our business. Perry Y. Ing, our Vice President and Chief Financial Officer, is responsible for our public reporting and administrative functions. Our Senior Vice President, Ian Ball, and Vice

President, Projects, Stefan Spears, oversee corporate or project development in Mexico and Nevada, respectively. We rely heavily on these individuals for the conduct of our business. The loss of any of these officers would significantly and adversely affect our business. In that event, we would be forced to identify and retain an individual to replace the departed officer. We may not be able to replace one or more of these individuals on terms acceptable to us. We have no life insurance on the life of any officer.

  Some of our directors may have conflicts of interest as a result of their involvement with other natural resource companies.

        Some of our directors are directors or officers of other natural resource or mining-related companies, or may be involved in related pursuits that could present conflicts of interest with their roles at US Gold. These associations may give rise to conflicts of interest from time to time. In the event that any such conflict of interest arises, a director who has such a conflict is required to disclose the conflict to a meeting of the directors of the company in question and to abstain from voting for or against approval of any matter in which such director may have a conflict. In appropriate cases, we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict.

  We are subject to foreign currency risk.

        While we transact most of our business in U.S. dollars, some expenses, such as labor, operating supplies and capital assets are denominated in Canadian dollars or Mexican pesos. As a result, currency exchange fluctuations may impact our operating costs. The appreciation of non-U.S. dollar currencies against the U.S. dollar increases costs and the cost of purchasing capital assets in U.S. dollar terms in Canada and Mexico, which can adversely impact our operating results and cash flows. Conversely, a depreciation of non-U.S. dollar currencies usually decreases operating costs and capital asset purchases in U.S. dollar terms in foreign countries.

        The value of cash and cash equivalents denominated in foreign currencies also fluctuates with changes in currency exchange rates. Appreciation of non-U.S. dollar currencies results in a foreign currency gain on such investments and a depreciation in non-U.S. dollar currencies results in a loss. We have not utilized market risk sensitive instruments to manage our exposure to foreign currency exchange rates but may in the future actively manage our exposure to foreign currency exchange rate risk. We also hold a majority of our cash reserves in non-U.S. dollar currencies. Based on our Canadian cash balance of $10.3 million at September 30, 2010, a 1% change in the Canadian dollar would have an impact (gain or loss) of approximately $0.1 million in the statement of operations.

  Global climate change is an international concern, and could impact our ability to conduct future operations.

        Global climate change is an international issue and receives an enormous amount of publicity. We would expect that the imposition of international treaties or U.S. or Mexican federal, state or local laws or regulations pertaining to mandatory reductions in energy consumption or emissions of greenhouse gasses could affect the feasibility of our mining projects and increase our operating costs.

Risks Relating to Our Common Stock

  Gain recognized by non-U.S. holders and non-U.S. persons holding any interest in the Company other than solely as a creditor (including, for example, interests in the form of our convertible debt, if any) on the sale or other disposition of our securities may be subject to U.S. federal income tax.

        We believe that we currently are a "United States real property holding corporation" under section 897(c) of the Internal Revenue Code, or USRPHC, and that there is a substantial likelihood that we will continue to be a USRPHC in the future. Subject to certain exceptions, securities (other than securities that provide no interest in a corporation other than solely as a creditor) issued by a corporation that has been a USRPHC at any time during the preceding five years (or the non-U.S. holder's holding period for such securities, if shorter) are treated as U.S. real property interests, or USRPIs, and gain recognized by a non-U.S. holder on the sale or other disposition of a USRPI is subject to regular U.S. federal income tax, on a net basis at graduated rates, as if such gain were effectively connected with the conduct by such holder of a U.S. trade or business. If gain recognized by a non-U.S. holder from the sale or other disposition of our common stock or other securities is subject to regular net basis income tax under these rules, the transferee of such common stock or other securities may be required to deduct and withhold a tax equal to 10 percent of the amount realized on the sale or other disposition, unless certain exceptions apply. Any tax withheld may be credited against the U.S. federal income tax owed by the non-U.S. holder for the year in which the sale or other disposition occurs.

  The conversion of outstanding exchangeable shares, exercise of options and warrants and the future issuances of our common stock will dilute current shareholders and may reduce the market price of our common stock.

        As of February 11, 2011, we had outstanding exchangeable shares, options and warrants to purchase a total of 16,843,532 shares of our common stock, which if completely converted or exercised (prior to the completion of this offering), would dilute existing shareholders' ownership by approximately 14%. Under certain circumstances, our Board of Directors has the authority to authorize the offer and sale of additional securities without the vote of or notice to existing shareholders. We may issue equity in the future in connection with acquisitions, strategic transactions or for other purposes. Based on the need for additional capital to fund expected growth, it is likely that we will issue additional securities to provide such capital and that such additional issuances may involve a significant number of shares. Issuance of additional securities in the future will dilute the percentage interest of existing shareholders and may reduce the market price of our common stock.

        Furthermore, the sale of a significant amount of common stock by any selling security holders, specifically Robert R. McEwen, our Chairman and Chief Executive Officer, may depress the price of our common stock. As a result, you may lose all or a portion of your investment.

  A small number of existing shareholders own a significant portion of our common stock, which could limit your ability to influence the outcome of any shareholder vote.

        Our Chairman and Chief Executive Officer, Robert R. McEwen, beneficially owns approximately 22% of our common stock as of February 11, 2011. Under our Articles of Incorporation and the laws of the State of Colorado, the vote of a majority of the shares voting at a meeting at which a quorum is present is generally required to approve most shareholder action. As a result, this individual will be able to significantly influence the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our Articles of Incorporation or proposed mergers, acquisitions or other significant corporate transactions.

  Our stock price has historically been volatile, and as a result you could lose all or part of your investment.

        The market price of our common stock has fluctuated significantly and may decline in the future. The high and low sale prices of our common stock on the NYSE Amex, and the NYSE after November 2, 2010, were $4.10 and $0.38 for the fiscal year ended December 31, 2008, $3.53 and $0.90 for the fiscal year ended December 31, 2009 and $8.17 and $2.02 for the fiscal year ended December 31, 2010. The fluctuation of the market price of our common stock has been affected by many factors that are beyond our control, including: changes in the worldwide price for gold and/or silver, results from our exploration or development efforts and the other risk factors discussed herein.

  We have never paid a dividend on our common stock and we do not anticipate paying one in the foreseeable future.

        We have not paid a dividend on our common stock to date, and we may not be in a position to pay dividends in the foreseeable future. Our ability to pay dividends will depend on our ability to successfully develop one or more properties and generate revenue from operations. Further, our initial earnings, if any, will likely be retained to finance our growth. Any future dividends will depend upon our earnings, our then-existing financial requirements and other factors, and will be at the discretion of our Board of Directors.

USE OF PROCEEDS

        The net proceeds from the sale of the shares of our Common Stock in this offering are estimated to be approximately $            , based on an offering price of $            per share of Common Stock and after deducting the underwriting discounts and commissions and estimated offering expenses ($            if the underwriters' over-allotment option is exercised in full).

        We intend to use the net proceeds of this offering to (i) fund feasibility studies and related costs, including to conduct permitting and acquire long lead-time capital items for the El Gallo Project, (ii) complete pre-feasibility and fund feasibility work and related costs at our Gold Bar Project in Nevada, (iii) fund our ongoing exploration programs in Nevada and Mexico, (iv) pay property and other holding costs in Nevada and Mexico and (v) for general corporate purposes.

        A preliminary estimate of the allocation of the use of proceeds described above is as follows:

El Gallo Project feasibility study and related costs	$
Gold Bar Project pre-feasibility and related costs	$
Nevada exploration, property holding and other costs	$
Mexico exploration, property holding and other costs	$
General corporate purposes	$

Total	$

        The actual use of the proceeds from this offering may vary depending on our operating and capital needs from time to time. There may be circumstances where, for business reasons, a reallocation of funds may be necessary, including for the potential acquisitions of pending, or additional exploration or development stage properties. See "Future Acquisitions" for a description of our acquisition strategy. Until such time as the net proceeds of this offering are used as described above, we intend to invest the net proceeds primarily in gold and silver bullion along with short-term investments, including cash bank accounts, money market accounts that are invested in U.S. or Canadian treasury bills or U.S. or Canadian treasury-backed securities.

 CAPITALIZATION

        The following table describes our cash and cash equivalents and actual capitalization as of September 30, 2010, and our capitalization on an as adjusted basis to reflect the issuance and sale of the 15,000,000 shares of Common Stock offered by this prospectus supplement at a public offering price of $             per share, and after deducting underwriting discounts and commissions and estimated transaction expenses payable by us (assuming no exercise of the Underwriters' over-allotment option to purchase up to 2,250,000 additional shares) and the application of the net proceeds from this offering as described under the section titled "Use of Proceeds". This information should be read in conjunction with, and is qualified in its entirety by, the audited consolidated financial statements and schedules and notes thereto included in our annual report on Form 10-K for the year ended December 31, 2009 and the unaudited consolidated financial statements and schedules and notes thereto included in our quarterly report on Form 10-Q for the quarter ended September 30, 2010, each as incorporated by reference in this prospectus supplement.

	As of September 30, 2010
	Actual	As Adjusted(1)
Cash and cash equivalents(2)	$17,415,000	$
Shareholders' equity:

Common stock: no par value, 250,000,000 shares authorized; 117,065,805 shares issued and outstanding as of September 30, 2010; 132,065,805 shares issued and outstanding after giving effect to this offering(3)(4)

Exchangeable: 4,952,497 shares issued and outstanding as of September 30, 2010	$503,066,581
Accumulated deficit	(324,026,016)		(324,026,016)
Accumulated other comprehensive loss	(284,800)		(284,800)

Total shareholders' equity	178,755,765

Total Capitalization	$178,755,765

(1)
Does not reflect the impact of the Tonkin Complex (Tonkin North) transaction, as more fully described in "The Company — Recent Developments".

(2)
Our cash and cash equivalents as of December 31, 2010 were $6,818,275 (unaudited).

(3)
Based on 117,065,805 shares of our Common Stock and 4,952,497 shares of our Common Stock issuable upon the conversion of all exchangeable shares of Canadian Exchange Co. outstanding as of September 30, 2010, respectively, and excludes, as of September 30, 2010:

•
3,089,334 shares of Common Stock issuable upon the exercise of stock options outstanding prior to this offering under our equity incentive and option plans, at a weighted average exercise price of $2.02 per share;

•
2,309,638 shares of Common Stock available for future grants under our equity incentive plans;

•
8,851,000 shares of Common Stock available upon the exercise of outstanding warrants which expire on February 22, 2011; and

•
588,843 shares of Common Stock available upon the exercise of Nevada Pacific Gold stock options, at a weighted average exercise price of $4.72 per share.

(4)
Assumes the Underwriters' over-allotment option for 2,250,000 shares of the Common Stock is not exercised.

SELECTED FINANCIAL DATA

        This table includes our selected historical financial data. You should read carefully the consolidated financial statements, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in our annual report on Form 10-K for the year ended December 31, 2009, and in our quarterly report on Forms 10-Q for the quarters ended September 30, 2009 and September 30, 2010. The selected financial data in this table is not intended to replace the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2009 or our quarterly report on Form 10-Q for the quarter ended September 30, 2010, which are incorporated by reference herein. Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, which differ in certain respects from generally accepted accounting principles in Canada. Therefore our financial data contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus may not be comparable to the financial data of Canadian companies.

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
	(Unaudited)
	(in thousands, except per share)
Operating data
Net loss from operations(1)(2)(3)	$(28,151)	$(30,093)	$(35,759)	$(130,384)	$(32,293)
Other income (expenses)	401	1,217	1,685	(1,573)	3,426
Net loss(1)(2)(3)	(25,751)	(23,801)	(27,698)	(131,111)	(28,546)
Basic and diluted loss per share	$(0.21)	(0.22)	$(0.25)	$(1.36)	$(0.35)
Weighted average number of shares	121,944	108,965	112,224	96,641	81,955
Balance sheet data
Cash and cash equivalents	$17,415	$44,192	$27,690	$10,300	$30,929
Short-term investments	972	—	12,946	—	—
Gold bullion	4,569	2,739	2,760	—	—
Property and equipment, net	4,155	3,678	2,888	5,187	5,547
Mineral property interests	233,981	240,751	239,858	255,813	258,121
Goodwill	—	—	—	—	107,017
Other assets	6,353	5,906	5,837	6,377	7,055

Total assets	$267,445	$297,266	$291,979	$277,677	$408,669
Current liabilities	$3,657	$2,088	$1,849	$1,278	$987
Deferred income tax liability	78,573	82,265	80,572	87,341	88,187
Other long-term liabilities and deferred gain	6,459	6,058	6,332	5,864	5,574
Shareholders' equity	178,756	206,855	203,226	183,194	313,921

Total liabilities and shareholders' equity	$267,445	$297,266	$291,979	$277,677	$408,669

(1)
Includes a non-recurring, non-cash expense of $107,017 relating to the write down of the goodwill in 2008.

(2)
Includes a non-cash expense of $16,580 relating to the write-off of mineral property interests and equipment in 2009.

(3)
Includes a non-cash expense of $5,878 relating to the write-off of mineral property interests in 2010.

THE COMPANY

US Gold Overview

        US Gold is a precious metals exploration stage company engaged in the business of acquiring, exploring, and developing mineral properties in North America. We presently hold interests in numerous properties in Nevada and Mexico, jurisdictions that have been historically favorable to mining. We are currently in the exploration stage and have not generated revenue from operations since 1990. Our objective is to increase the value of our shares through the exploration, development, and extraction of gold, silver and other valuable minerals. We generally conduct our business as sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We own or lease our mineral interests and properties, and operate our business through various subsidiary companies, each of which is owned entirely, directly or indirectly, by us. See "Recent Developments — Future Acquisitions".

        We rely on our experienced management team led by Robert R. McEwen, our Chairman and Chief Executive Officer. Mr. McEwen has been associated with the resource industry for 29 years. Mr. McEwen is the founder of Goldcorp Inc., which under his leadership, increased its market capitalization from approximately $50 million in 1992 to over $8 billion in 2005 when he left the company. Furthermore, Mr. McEwen is our largest shareholder beneficially owning approximately 22% of our issued and outstanding Common Stock (prior to completion of this offering).

Our Properties

Mexico

        Our primary properties in Mexico include the El Gallo Project, the Magistral Mine Project, and the Palmarito Project, each located in Sinaloa State on the Sierra Madre Trend, a geological area of significant gold and silver field discoveries. We commenced a regional exploration program at the Magistral Mine and surrounding areas in 2008. As a result of this regional exploration program, we made the El Gallo discovery. Subsequent drilling in 2009 and 2010 significantly expanded the known area of silver and gold mineralization at the El Gallo Project. The El Gallo Project has become a primary focus of our exploration efforts in Mexico. In 2010, we completed two resource estimates on the El Gallo Project and in February 2011, we completed a Preliminary Economic Assessment on the El Gallo Project. We intend to complete a feasibility study at the El Gallo Project by late 2011. Over the next two years, we estimate we will spend approximately $30 million on exploration, which will mainly consist of drilling, an air magnetic survey and further field prospecting work, at the El Gallo Project.

Nevada

        The majority of our Nevada properties, including our interests in the Tonkin Complex and Gold Bar Project, are located along the Cortez Trend, in north central Nevada. We also own property, including our Limo Project, on the southern end of the Carlin Trend. Both the Cortez Trend and Carlin Trend are geological areas of significant gold field discoveries.

        From 2008 through 2009, we drilled various targets on our Gold Bar and Limo Projects, as well as expanded the quantity of known mineralized material at the Gold Bar Project in updated technical reports. In 2010, we completed a Preliminary Economic Assessments for the Gold Bar Project and we expect to complete a pre-feasibility study that we are working on with SRK Consulting of Reno, Nevada during the third quarter of 2011. Over the next two years, we estimate we will spend approximately $20 million dollars on exploration on the Gold Bar Project, Limo Project and at other targets in Nevada.

Recent Developments

El Gallo Project

        In July 2010, we completed an initial resource estimate at our El Gallo Project located in Sinaloa State, Mexico. The resource estimate was prepared by Pincock, Allen & Holt ("PAH") of Denver, Colorado, in accordance with NI 43-101. In November 2010, PAH updated the El Gallo Project resource estimate to approximately 7.5 million tonnes of mineralized material with an average grade of 110.6 g/t for silver and 0.09 g/t for gold using a higher grade milling method and 5.1 million tonnes of mineralized material with an average grade of 28.5 g/t of silver and 0.03 g/t of gold using a lower grade heap leach method. The updated estimate also included resource estimates on mineralized material from the nearby Palmarito Project and Magistral Mine. At the Palmarito Project, approximately 3.7 million tonnes of mineralized material with an average grade of 71 g/t of silver and 0.14 g/t of gold was estimated, and at the Magistral Mine, approximately 10.4 million tonnes of mineralized material with a grade of 1.50 g/t of gold was estimated.

        PAH also completed a Preliminary Economic Assessment (the "El Gallo PEA") for the El Gallo Project in February 2011. The El Gallo PEA focused on a development plan involving surface mining from various locations and having the ore processed at a central facility, with an estimated total mill capacity of 6,000 tonnes per day. Lower grade ore would be processed at approximately 3,250 tonnes per day by crushing and heap leaching. The El Gallo PEA estimated average mine production of 5.0 million ounces of silver and 50,245 ounces of gold annually during a six year mine life. Based on an assumed gold price of $1,000 per ounce, the estimated cash cost net of by-product credit is $5.90 per silver ounce. Estmated costs fall to $2.44 per silver ounce based on an assumed gold price of $1,350 per ounce. At an assumed silver price of $18.00 per ounce and a gold price of $1,000 per ounce, the El Gallo PEA calculates a pre-tax discounted (5%) net present value of $155 million, giving a pre-tax internal rate of return of 27%. These numbers increase to $521 million and 65% based on an assumed silver price of $28.50 per ounce and an assumed gold price of $1,350 per ounce. The total capital expenditures to construct the mine are estimated at $149.2 million. The El Gallo PEA is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as reserves under Guide 7. Investors are cautioned not to assume that all or any part of inferred resources exist, or that they can be mined legally or economically. See the section titled "Cautionary Note to United States Investors" in this prospectus supplement. At this time, there is no certainty that the preliminary assessment and economics estimated in the El Gallo PEA will be realized.

Gold Bar Project

        In March 2010, we estimated the total mineralized material present at our Gold Bar Project, located in the south of the Cortez Trend in Eureka County, Nevada, was 33.5 million tonnes with an average grade of 0.91 g/t of gold. The resource estimate for the Gold Bar Project was prepared in accordance with NI 43-101 by Telesto Nevada Inc. ("Telesto"), of Nevada.

        In April 2010, Telesto completed a Preliminary Economic Assessment of the Gold Bar Project (the "Gold Bar PEA"). The Gold Bar PEA anticipated an open pit mining operation and conventional heap leach processing. Estimated mine production is approximately 57,000 oz of gold annually at an estimated cash cost of approximately $557 per ounce during a six year mine life. At an assumed gold price of $1,150 per ounce, the Gold Bar PEA calculates a pre-tax discounted (6%) net present value of $105 million, giving a pre-tax internal rate of return of 60%. Total capital expenditures to construct and commission the mine are estimated at under $50 million. The Gold Bar PEA is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as reserves under Guide 7. Investors are cautioned not to assume that all or any part of inferred resources exist, or that they can be mined legally or economically. See the section titled "Cautionary Note to United States Investors" in this prospectus supplement. At this time, there is no certainty that the preliminary assessment and economics estimated in the Gold Bar PEA will be realized.

        Between May and November 2010, US Gold completed 43 exploration holes east and west of the existing exploration holes designed to expand the mineralization area already known. The most positive results from the drilling included: 0.133 opt gold over 90 feet; 0.033 opt gold over 240 feet including 0.066 opt gold over 65 feet; 0.058 opt gold over 120 feet; and 0.052 opt gold over 125 feet. Mineralization defined by these intercepts and others is not part of the current resource estimate, but will be included in the pre-feasibility study expected to be completed later in 2011.

Limo Project

        In December 2010 and January 2011, exploration drilling at the Limo Project located in east-central Nevada delivered encouraging results. Between July and November 2010, we completed 27 exploration holes designed to test for new mineralized areas at our Limo Project. Mineralization was discovered in two areas called Cadillac and Continental. The most positive results at Cadillac were 0.043 opt gold over 160 feet; 0.034 opt gold over 125 feet; 0.038 opt gold over 310 feet, including 0.144 opt gold over 15 feet. The most positive results at Continental were 24.9 opt silver and 0.052 opt gold over 21.1 feet; 16.4 opt silver and 0.047 opt gold over 15.5 feet; and 33.7 opt silver over 0.031 opt gold over 4.6 feet.

Tonkin Complex

        We hold mineral interests in various parts of the Tonkin Complex located on the Cortez Trend in Nevada. We held a leasehold interest in 478 claims covering an area of the Tonkin Complex known as Tonkin North. On January 1, 2011, our leasehold interest in those claims expired. On February 10, 2011, we entered into a binding letter of intent with the owners of those claims for the purchase of those claims. Pursuant to the letter of intent, we will pay an aggregate of CDN$8.4 million for the claims and grant them a 2% net smelter return royalty interest on gold produced from the claims in excess of 682,000 ounces of gold. The parties have not yet negotiated and entered into definitive documentation for the transaction. If the transaction is consummated, we will use cash on hand to pay the purchase price for the claims. If we do not consummate the transaction to purchase the claims covering Tonkin North, our total interest in the

Tonkin Complex will be reduced, and, as a result, we estimate that our interest in the previously announced mineralized material identified at the Tonkin Complex will be reduced by approximately 38%. If the transaction is not consummated, we will file amended technical reports under NI 43-101 on the Tonkin Complex to reflect our reduced interests in the Tonkin Complex.

Future Acquisitions

        We regularly seek opportunities to acquire additional gold and silver exploration properties. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, analysis of technical, financial and other confidential information and submission of indications of interest. We may use some of the proceeds of this offering to fund acquisition transactions.

Additional Information

        Our principal executive office is located at 99 George Street, 3rd Floor, Toronto, Ontario, Canada M5A 2N4 and our telephone number is (866) 441-0690. We also maintain offices in Elko and Reno, Nevada, and in Guamuchil, Mexico.

 KEY MANAGEMENT

        Our key managements names, ages and positions as of February 14, 2011 are set forth below:

Name	Age	Position
Robert R. McEwen	60	Chairman and Chief Executive Officer
Perry Y. Ing	35	Vice President and Chief Financial Officer
Ian J. Ball	29	Senior Vice President
Stefan M. Spears	28	Vice President, Projects

        Robert R. McEwen (BA, MBA) has served as the Chairman of our Board of Directors and our Chief Executive Officer since August 18, 2005. Mr. McEwen has been associated with the resource industry for 29 years. His career began in the investment industry, then in 1990 he stepped into the mining sector. Mr. McEwen is the founder of Goldcorp Inc., which, under his leadership, increased its market capitalization from approximately $50 million in 1992 to over $8 billion in 2005, when he left the company. Mr. McEwen is also chairman, president, and chief executive officer of Minera Andes, Inc. ("Minera Andes"), a gold and silver producer with securities traded on the TSX and the OTC Bulletin Board. Mr. McEwen is also the chairman of Lexam VG Gold Inc., a TSX listed company engaged in gold exploration in the Timmins Gold Camp in Canada which was recently formed through a business combination with Lexam Explorations Inc., where Mr. McEwen was chairman and chief executive officer from 1992 through 2010. Mr. McEwen has been recognized with awards such as Canadian Business magazine's "Most Innovative CEO", The Northern Miner's "Mining Man of the Year", Ernst & Young's 2002 Ontario Entrepreneur of the Year Award and Prospectors and Developers Association of Canada Developer of the Year. He is a member of the Order of Canada, Canada's highest civilian honor.

        Perry Y. Ing (B.Comm, CA, CPA, CFA) joined the Company as Vice President, Finance, on March 3, 2008. Effective April 1, 2008, Mr. Ing began serving as the Company's Vice President and Chief Financial Officer. He was appointed Secretary in June 2008 and served in that capacity until August 2009. Mr. Ing has also served as chief financial officer for Minera Andes since April 2010. Mr. Ing also served as chief financial officer for Lexam Explorations Inc. from June 2005 to December 2010. From November 2005 until February 2008, Mr. Ing was a financial consultant for Barrick Gold Corporation ("Barrick"). In that position, he provided transactional support services and served as project manager for valuations in connection with significant Barrick acquisitions. From December 2003 to September 2005, Mr. Ing served as the corporate controller for Goldcorp Inc. From September 1997 to November 2003, he was a member of the assurance and business advisory services practice for PricewaterhouseCoopers, LLP. In 1997, Mr. Ing received a Bachelor of Commerce from the University of Toronto. Mr. Ing holds professional designations as a Chartered Accountant in Canada (2000), Certified Public Accountant in the United States (2001), and Chartered Financial Analyst (2003).

        Ian J. Ball (B.Comm) has been responsible for managing our exploration and development programs throughout Mexico since the beginning of 2008. He was appointed Senior Vice President in July 2010. Prior to his position with us, Mr. Ball worked for McEwen Capital, where he was responsible for raising capital, structuring transactions and managing exploration programs in Alaska, Colorado and Quebec. Mr. Ball served as Vice President, Corporate Development for Lexam Explorations Inc. between 2005 and 2010. Mr. Ball played a leading role in various mergers and acquisitions throughout the natural resource sector. From April 2004 to July 2005, Mr. Ball worked at Goldcorp Inc. Mr. Ball received a Bachelor of Commerce degree from Ryerson University.

        Stefan Spears (BScE) was appointed Vice President, Projects on August 1, 2008, and since this time has been responsible for managing our exploration and development programs in Nevada. Prior to being appointed Vice President, Mr. Spears served the Company as a consultant in various capacities since July 2005. From 2005 to 2010, Mr. Spears also served as Vice President of Strategic Development for Lexam Explorations Inc. Prior to his role at US Gold he worked at Goldcorp Inc. and McEwen Capital where he was involved with strategic corporate transactions, financings, and other projects. Mr. Spears received a Bachelor of Science degree in Civil-Structural Engineering from Queen's University.

DESCRIPTION OF COMMON STOCK

        Our Common Stock is traded on the NYSE and the TSX, in each case under the symbol "UXG." We are authorized to issue 250,000,000 shares of Common Stock. As of February 11, 2011, 117,744,447 shares of our Common Stock were outstanding, and as of February 11, 2011, the closing price of our Common Stock was $7.23 on the NYSE and CDN$7.13 on the TSX.

        The following is a summary of our Common Stock and is qualified in its entirety by the provisions of our articles of incorporation and by-laws.

        The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Accordingly, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding preferred stock of the Company, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities, subject to the prior rights of any preferred stock of the Company then outstanding. Holders of Common Stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the Common Stock. Our Articles of Incorporation and Bylaws do not include any provision that would delay, defer or prevent a change in control of our Company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders which requirement could result in delays to or greater cost associated with a change in control of the Company.

        In connection with our June 2007 acquisitions of Nevada Pacific, Tone, and White Knight, our Canadian subsidiary, Canadian Exchange Co., issued exchangeable shares, which are exchangeable on a one-for-one basis at any time at the option of the holder of the exchangeable shares into shares of our Common Stock, subject to certain retraction and liquidation call rights, as more fully described under the section titled "Description of Capital Stock — Exchangeable Shares" beginning on page 28 of the accompanying prospectus. As of February 11, 2011, there were 4,446,863 exchangeable shares outstanding.

        In connection with the issuance of the exchangeable shares, we created and issued one share (the "Special Voting Share") of Series A Special Voting Preferred Stock, which is held by a trustee under a voting and trust agreement and will be outstanding so long as any of the exchangeable shares are outstanding. The Special Voting Share entitles the holder thereof to an aggregate number of votes equal to the number of exchangeable shares of Canadian Exchange Co. issued and outstanding from time to time and which are not owned by US Gold or any company, more than 50% of the outstanding stock of which is owned, directly or indirectly, by US Gold, by one or more of our other subsidiaries, or by US Gold and one or more of our other subsidiaries. As of February 11, 2011, the Special Voting Share was entitled to 4,446,863 votes, based upon 4,446,863 exchangeable shares of Canadian Exchange Co. outstanding on such date, which are not owned by US Gold. Except as otherwise provided in the accompanying prospectus or by-law, the holder of the Special Voting Share and the holders of our Common Stock shall vote together as one class on all matters submitted to a vote of our shareholders. The holder of the Special Voting Share shall have no special voting rights, and its consent shall not be required, except to the extent it is entitled to vote with the holders of shares of our Common Stock for taking any corporate action. The Special Voting Share is more fully described under the section titled "Description of Capital Stock — Series A Special Voting Preferred Stock" beginning on page 28 of the accompanying prospectus.

 UNDERWRITING

        We, Dahlman Rose & Company, LLC, Griffiths McBurney Corp., an agent affiliate of GMP Securities L.P., Scotia Capital Inc. and Stifel Nicolaus and Co., whom we refer to collectively as the Underwriters, and each as an Underwriter, will enter into an underwriting agreement with respect to the shares of Common Stock being offered by us. Subject to the terms and conditions of the underwriting agreement, each Underwriter has agreed to severally (and not jointly or jointly and severally) purchase from us, the following number of shares of Common Stock on the closing of the offering at an offering price less the underwriting discount set forth on the cover page of this prospectus supplement.

Underwriter	Number of Shares
Dahlman Rose & Company, LLC
Griffiths McBurney Corp., an agent affiliate of GMP Securities L.P.
Scotia Capital Inc.
Stifel Nicolaus and Co.

Total

        The Underwriters have generally agreed to purchase all of the shares of Common Stock sold under the underwriting agreement if any of the shares are purchased, other than shares covered by the over-allotment option described below. The underwriting agreement provides that the Underwriters' obligation to purchase shares of Common Stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

  •
  the representations and warranties made by us to the Underwriters are true;

  •
  there is no material change in our business; and

  •
  we deliver customary closing documents to the Underwriters.

        Additionally, the obligations of the Underwriters under the underwriting agreement may be terminated at either Underwriter's discretion upon the occurrence of certain stated events. We have agreed to indemnify each Underwriter and its directors, officers, shareholders, agents and employees against certain liabilities and expenses, including liabilities under the Securities Act. We have also agreed to contribute to payments each Underwriter may be required to make in respect of such liabilities.

        We have granted the Underwriters an over-allotment option exercisable for 30 days from the date of the underwriting agreement to purchase a total of up to 2,250,000 shares of Common Stock being offered hereby, at the public offering price per Common Share, less the underwriting discount. The Underwriters may exercise this over-allotment option solely to cover any over-allotments, if any, made in connection with this offering. To the extent the Underwriters exercise this over-allotment option in whole or in part, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of Common Stock approximately proportionate to that Underwriter's initial commitment amount reflected in the above table.

        The underwriting agreement will provide that we will pay the Underwriters a commission of        % ($        per share of Common Stock) in consideration of the Underwriters' services in connection with the offering. We have also agreed to pay the reasonable fees and disbursements of the Underwriters' legal counsel. We estimate that expenses for the offering payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting commissions, will be approximately $        .

        The Underwriters have advised us that they propose initially to offer the shares of Common Stock to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $        per share. The Underwriters will not allow, and the

dealers may not re-allow, any discount to other dealers. After the offering, the offering price and other selling terms may be changed. The Underwriters may receive from purchasers of the Common Stock normal brokerage commissions in amounts agreed with such purchasers.

        The offering price and terms of the offering were established through arms-length negotiations between us and the Underwriters with consideration given to the trading prices of the Common Stock on the NYSE and the TSX.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the Underwriters by US Gold. The information assumes either no exercise or full exercise by the Underwriters of their over-allotment option to purchase additional shares of Common Stock.

	Without Option	With Option
Per Share	$	$
Total	$	$

        Our Chairman and Chief Executive Officer, Robert R. McEwen, who may be deemed to beneficially own approximately 22% of our Common Stock as of February 11, 2011, has indicated that he intends to purchase $20 million worth of our Common Stock from the Underwriters at the public offering price on the cover page of this prospectus supplement. The Underwriters will receive no underwriting discount or commission on any shares of Common Stock being purchased by Mr. McEwen. Following such purchase, based on the closing price of our common stock on February 11, 2011 on the NYSE, Mr. McEwen may be deemed to beneficially own approximately 22% of our Common Stock outstanding following the offering (if the Underwriters exercise their over-allotment option to purchase additional shares of Common Stock in full, Mr. McEwen may be deemed to beneficially own approximately 21% of our Common Stock).

        The Company, its directors and executive officers have agreed to certain lock-up provisions with regard to future sales of our Common Stock, beginning on the date of the underwriting agreement and ending on, and including, the date that is 90 days after such date, as set forth in the underwriting agreement.

        In connection with the offering, the Underwriters may purchase and sell Common Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an Underwriter of a greater number of shares than it is required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the Underwriter's over-allotment option to purchase additional shares of Common Stock from us in the offering. The Underwriter may close out any covered short position by either exercising its over-allotment option to purchase additional shares or purchasing shares in the open market. In determining the source of shares of Common Stock to close out the covered short position, the Underwriter will consider, among other things, the price of Common Stock available for purchase in the open market as compared to the price at which it may purchase additional shares of Common Stock pursuant to the over-allotment option granted to it. "Naked" short sales are any sales in excess of such over-allotment option. The Underwriter must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Common Stock made by the Underwriter in the open market prior to the completion of the offering.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the Underwriters for their own accounts, may have the effect of preventing or delaying a decline in the market price of our shares of our Common Stock, and may stabilize, maintain or otherwise affect the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE or the TSX, in the over-the-counter market or otherwise.

        This prospectus supplement and the accompanying prospectus in electronic format may be made available on Internet sites or through other online services maintained by one or more of the Underwriters of this offering, or by their affiliates. Other than any prospectus supplement and the accompanying prospectus made available in electronic format in this manner, the information on any website containing this prospectus supplement and the accompanying prospectus is not part of this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement forms a part, or the Canadian Prospectus, and such information has not been approved or endorsed by us or any Underwriter in such capacity and should not be relied on by prospective investors.

        The underwriting agreement will be included as an exhibit to our current report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

        The offering is being made concurrently in each of the Provinces of Canada, except Quebec, pursuant to the MJDS. The Common Stock will be offered in each of the Provinces of Canada, except Quebec,and the United States through the Underwriters either directly or, if applicable, through their respective registered broker-dealer affiliates.

Notice to prospective investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities described in this prospectus supplement may be made to the public in that relevant member state at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the lead underwriters for any such offer; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of securities described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        We have not authorized and do not authorize the making of any offer of Common Stock through any financial intermediary on our behalf, other than offers made by the Underwriters with a view to the final placement of the Common Stock as contemplated in this prospectus supplement. Accordingly, no purchaser of the Common Stock, other than the Underwriters, is authorized to make any further offer of the Common Stock on behalf of us or the Underwriters.

Notice to prospective investors in the United Kingdom

        This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a relevant person). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS

        The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (defined below) of the ownership and disposition of the shares of Common Stock purchased in the offering.

        As used herein, "non-U.S. holders" are beneficial owners of the shares of our Common Stock purchased in the offering, other than entities or arrangements that are treated as partnerships for U.S. federal income tax purposes, that are not U.S. holders. "U.S. holders" are beneficial owners of the shares of our Common Stock purchased in the offering who, or that are, for U.S. federal income tax purposes, (1) individual citizens or residents of the U.S. (including alien residents who are lawful permanent residents of the U.S. or meet the "substantial presence" test under Section 7701(b) of the Code), (2) corporations (or other entities treated as corporations for U.S. federal income tax purposes), created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, (3) estates, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) trusts if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. In addition, certain trusts in existence on August 20, 1996 and treated as U.S. persons prior to such date may also be treated as U.S. holders.

        If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the shares of our Common Stock purchased in the offering, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders of shares of our Common Stock that are partnerships, and partners in such partnerships, should consult their tax advisors about the U.S. federal income tax consequences of owning and disposing of our Common Stock.

        This summary does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances. For example, it does not deal with special classes of holders, such as financial institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers or dealers in securities or currencies, or tax-exempt investors. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar, U.S. expatriates, shareholders or beneficiaries of a holder of such shares of Common Stock, a "controlled foreign corporation," a "foreign personal holding company," a "passive foreign investment company," a person who acquired shares of our Common Stock in a compensatory transaction, a trader in securities that has elected the mark-to-market method of accounting for its securities, or an entity taxable as a partnership for U.S. federal income tax purposes or other pass-through entity or an owner thereof. This summary is limited to holders that hold our Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). It also does not discuss the shares of our Common Stock purchased in the offering held as part of a hedge, straddle, conversion, "synthetic security" or other integrated transaction. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to such shares of Common Stock. This summary is based upon the Code, U.S. Treasury Regulations, Internal Revenue Service, or IRS, rulings and pronouncements and judicial decisions in effect as of the date of this prospectus, any of which may be subsequently changed, possibly retroactively, or interpreted differently by the IRS, so as to result in U.S. federal income tax consequences different from those discussed below. There can be no assurance that the Internal Revenue Service will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, any rulings from the Internal Revenue Service with respect to the U.S. federal income tax consequences of the ownership and disposition of such shares of Common Stock.

        PERSONS CONSIDERING ACQUIRING OUR COMMON STOCK SHOULD CONSULT WITH THEIR INDEPENDENT TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME, FRANCHISE, PERSONAL PROPERTY, ESTATE, GIFT, TRANSFER AND ANY OTHER TAX CONSEQUENCES (INCLUDING ANY ASSOCIATED REPORTING REQUIREMENTS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE EFFECT OF ANY TREATIES ON THE FOREGOING OR OTHERWISE.

Our Common Stock

        The rules governing U.S. federal income taxation of the ownership and disposition by a non-U.S. holder of our Common Stock are complex and no attempt is made herein to provide more than a summary of such rules.

Distributions

        If distributions are paid on shares of our Common Stock, the distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent a distribution exceeds our current or accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, the non-U.S. holder's adjusted tax basis in our Common Stock. Any remainder will constitute gain from the sale or exchange of the Common Stock, the treatment of which is described below under the section titled "— Sale or Exchange of Common Stock." Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty, the benefits of which may be available to a non-U.S. holder. If the dividend is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, and, if an applicable tax treaty requires, is also attributable to a U.S. permanent establishment maintained by such non-U.S. holder, the dividend will not be subject to any withholding tax, provided certain certification requirements are satisfied (as described below), but will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally. A corporate non-U.S. holder under certain circumstances also may be subject to an additional branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, the benefits of which may be available to a non-U.S. holder, on a portion of its effectively connected earnings and profits for the taxable year.

        Non-U.S. holders should consult their own tax advisors regarding the potential applicability of any income tax treaty in their particular circumstances.

        To claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide a properly executed Internal Revenue Service Form W-8BEN for treaty benefits or Form W-8ECI for effectively connected income, or such successor forms as the Internal Revenue Service designates, prior to the payment of dividends. These forms must be periodically updated. Non-U.S. holders generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

Sale or Exchange of Common Stock

        A non-U.S. holder generally will not be subject to U.S. federal income tax and, in certain cases, withholding tax on the sale, exchange or other disposition of our Common Stock received in the offering unless (1) the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable tax treaty requires, is also attributable to a U.S. permanent establishment maintained by such non-U.S. holder, (2) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either (A) such holder has a "tax home" in the United States or (B) income from such disposition is attributable to an office or other fixed place of business maintained by such holder in the United States, or (3) US Gold is or has been a "U.S. real property holding corporation," or "USRPHC," as defined for U.S. federal income tax purposes. Generally, a U.S. corporation is a USRPHC if at least 50% of the value of the real property and certain other assets consists of "U.S. real property interests." We believe that we currently are a USRPHC and that there is a substantial likelihood that we will continue to be a USRPHC. Notwithstanding the foregoing, so long as our Common Stock is regularly traded on an established securities market, under applicable Treasury regulations, non-U.S. holders who have never beneficially owned more than 5% of our Common Stock generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other disposition of Common Stock solely because we are or have been a USRPHC.

        If a non-U.S. holder falls under clause (1) or (3) above, such holder generally will be taxed on the net gain derived from a sale in the same manner as U.S. persons generally, and, in the case of (3) above, such holder generally will be subject to a 10% withholding tax applied to the gross proceeds received. Any amount withheld as discussed above may be applied as a credit against the non-U.S. holder's substantive U.S. federal income tax liability. If an individual-non-U.S. holder falls under clause (2) above, such individual generally will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from a sale, which may be offset by certain U.S.-source capital losses (notwithstanding the fact that such individual is not considered a resident of the United States). Individual non-U.S. holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a sale of Common Stock are urged to consult their tax advisors as to the tax consequences of such sale. In addition, if a corporate non-U.S. holder falls under clause (1) above, it may be subject to an additional branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

        Non-U.S. holders should consult their own tax advisors regarding the potential applicability of any income tax treaty in their particular circumstances.

Information Reporting and Backup Withholding Tax

        Information reporting and backup withholding (currently at a 28% rate) may apply to dividends paid with respect to our Common Stock and to proceeds from the sale or other disposition of our Common Stock. In certain circumstances, non-U.S. holders may avoid information reporting and backup withholding if they certify under penalties of perjury as to their status as non-U.S. holders or otherwise establish an exemption and certain other requirements are met. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

        Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally may be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Effects of Certain New Legislation

        Recently enacted legislation may impose, after December 31, 2012, withholding taxes on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. Holders that own our Common Stock through foreign accounts or foreign intermediaries and to certain Non-U.S. Holders. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our Common Stock paid to a foreign financial institution or to a foreign nonfinancial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Accordingly, the entity through which shares of our Common Stock is held will affect the determination of whether such withholding is required. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury Department that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. This legislation applies to payments made after December 31, 2012. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our Common Stock.

        THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, IS NOT TAX ADVICE, AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO ALL TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF ANY CHANGES THEREIN.

 LEGAL MATTERS

        Certain legal matters related to U.S. law in connection with the Common Stock offered hereby will be passed upon on behalf of the Company by Hogan Lovells US LLP and Dufford and Brown P.C. and on behalf of the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters relating to Canadian law in connection with the Common Stock offered hereby will be passed upon on behalf of the Company by Fraser Milner Casgrain LLP and on behalf of the Underwriters by Blake, Cassels & Graydon LLP.

EXPERTS

        Our financial statements as of December 31, 2009 and for the three years then ended incorporated by reference in this prospectus supplement and the accompanying prospectus have been included in reliance on (i) the report of KPMG LLP, Toronto, Canada with respect to financial statements as of December 31, 2009 and December 31, 2008 and for the years then ended and (ii) KPMG LLP, Denver, Colorado with respect to financial statements as of December 31, 2007 and for the year then ended, our independent registered public accounting firms for such years. These financial statements have been incorporated by reference herein, and have been included upon the authority of said firms as experts in accounting and auditing.

        The technical information relating to our Tonkin Complex, Gold Bar Project, Palmarito Project, El Gallo Project and Limo Project, including the estimate of mineralized material in place therein and the Preliminary Economic Assessments relating to the Gold Bar Project and the El Gallo Project described herein, have been included in or incorporated into this prospectus supplement in reliance on the reports of Ore Reserves Engineering Inc., Micon International, Telesto Nevada Inc. and Pincock, Allen & Holt, each experts in mining and metallurgical matters and with respect to the matters covered by their reports.

PROSPECTUS

US GOLD CORPORATION

$200,000,000

Debt Securities (which may be guaranteed by one or more of our Co-Registrants)
Common Stock
Warrants
Subscription Rights
Subscription Receipts

        This prospectus relates to the offer and sale from time to time by US Gold Corporation of debt securities (which may be guaranteed by one or more of our Co-Registrants), Common Stock, warrants to purchase debt securities or Common Stock which we refer to as debt warrants and warrants, respectively, subscription rights to purchase shares of Common Stock, debt warrants or warrants, and subscription receipts that may be exchanged for debt securities, Common Stock, debt warrants or warrants. We refer to our debt securities (which may be guaranteed by one or more of our Co-Registrants), Common Stock, debt warrants, warrants, subscription rights and subscription receipts collectively as the securities.

        This prospectus describes some of the general terms that may apply to the securities we may offer. Each time that securities are offered and sold by us using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement also may add or update information contained in this prospectus. You should read this prospectus, any post-effective amendment and any supplement thereto carefully before you invest.

        The securities may be offered and sold by us to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See "Plan of Distribution" beginning on page 27 of this prospectus.

        Our Common Stock is listed on the American Stock Exchange (the NYSE Alternext U.S.), which we refer to as the American Stock Exchange, under the symbol "UXG." Our Common Stock and existing warrants, as more fully described beginning on page 28 of this prospectus, are also listed on the Toronto Stock Exchange under the symbols "UXG" and "UXB.WT," respectively.

        Investing in our securities involves risks. For a discussion of risk factors that you should consider in investing in our securities, see the section entitled "Risk Factors," beginning on page 2 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 23, 2009

Prospectus

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this process, US Gold Corporation, US Gold Canadian Acquisition Corporation ("Canadian Exchange Co."), Nevada Pacific Gold Ltd. ("Nevada Pacific"), Tone Resources Limited ("Tone"), White Knight Resources Ltd. ("White Knight"), US Gold Alberta ULC ("US Gold Alberta"), Tonkin Springs Gold Mining Company ("Tonkin Springs Gold"), Tonkin Springs Venture Limited Partnership ("Tonkin Springs Venture"), Tonkin Springs LLC, U.S. Environmental Corporation ("US Environmental"), and US Gold Holdings Corporation ("US Gold Holdings"), (which we generally refer to collectively as "we", "us" or the "Company" in this prospectus, as applicable, and Canadian Exchange Co., Nevada Pacific, Tone, White Knight, US Gold Alberta, Tonkin Springs Gold, Tonkin Springs Venture, Tonkin Springs LLC, U.S. Environmental, and US Gold Holdings may be referred to each as a "Co-Registrant" and collectively as "Co-Registrants," as applicable) may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus, any post-effective amendment, any prospectus supplement, and any information incorporated by reference into the prospectus, any post-effective amendment, and prospectus supplement, together with the information described under the headings, "Where to Find Additional Information" and "Incorporation of Certain Information by Reference" and any additional information you may need to make your investment decision.

        This prospectus incorporates documents containing important business and financial information about the Company by reference that are not presented or delivered with this prospectus. Copies of these documents are available without charge, upon written or oral request by a person to whom this prospectus has been delivered. Requests should be made to: US Gold Corporation, at 99 George Street, 3rd Floor, Toronto, Ontario, Canada M5A 2N4, (866) 441-0690. To ensure timely delivery of the documents, requests should be made no later than five business days prior to the date on which a final investment decision is to be made.

        Readers should rely only on the information provided or incorporated by reference in this prospectus, any post-effective amendment, or any prospectus supplement. Readers should not assume that the

i

information in this prospectus, any post-effective amendment, or any prospectus supplement is accurate as of any date other than the date on the front cover of the document. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

        Unless otherwise stated, currency amounts in this prospectus are stated in U.S. dollars, or "$".

ii

OUR COMPANY

        US Gold is engaged in the business of acquiring, exploring, and developing mineral properties in the United States, emphasizing the State of Nevada, and in Mexico. We presently hold an interest in numerous properties in Nevada and one property in Utah, as well as properties in Mexico. We were organized under the laws of the State of Colorado on July 24, 1979 under the name Silver State Mining Corporation. On June 21, 1988, we changed our name to U.S. Gold Corporation and on March 16, 2007, we changed our name to US Gold Corporation. We are currently in the exploration stage and have not generated revenue from operations since 1990.

        Our objective is to increase the value of our shares through the exploration, development, and extraction of gold, silver and other valuable minerals. We generally conduct our business as sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We own our mineral interests and property and operate our business through various subsidiary companies, each of which is owned entirely, directly, or indirectly, by us.

        In June 2007, we completed three simultaneous acquisitions, significantly increasing our land position. The assets of these three companies, Nevada Pacific, Tone and White Knight, which we refer to as the Acquired Companies, included a portfolio of properties in Nevada, Utah and Mexico. As a result of these acquisitions, we now hold an interest in approximately 277 square miles in the United States of America, or the U.S. and approximately 1,544 square miles in Mexico.

        A majority of our Nevada properties, including our Tonkin and Gold Bar properties, are located along the Cortez Trend, in north central Nevada. We also own property, including our Limo property, on the Carlin Trend, which is located east of the Cortez Trend. Our Tonkin property produced gold for a very limited period of time from shallow deposits from 1988 to 1990. From early 1991 to early 2005, we had a series of joint venture partners that conducted exploration activities at the Tonkin property. In 2005, the last of these joint venture relationships was terminated, returning to us a 100% interest in the Tonkin property. In 2006, we commenced comprehensive exploration of our Tonkin property in an effort to identify additional mineralized material. In 2008 we identified priority drilling targets on our Tonkin, Gold Bar and Limo properties.

        Our properties in Mexico include the Magistral Mine and surrounding concessions that are located in the Sinaloa State, which we acquired in our acquisition of Nevada Pacific in 2007. The Magistral Mine consists of approximately 38 square miles of mineral concessions, plant and equipment. The mine operated and produced approximately 70,000 ounces of gold from 2002 to 2004, before it was placed on care and maintenance status in 2005 due to higher than anticipated operating costs and a lack of operating capital when gold prices were approximately $400 per ounce. The presence of this plant and equipment would allow us to reduce any lead time that will be required to return the facility to operating status, if at any time we were to determine it was economically feasible to do so. We also hold an interest in approximately 1,506 square miles of mineral concessions in the western central Mexican states of Nayarit, Sinaloa and Durango. We commenced an exploration project at the Magistral Mine and surrounding areas in 2008.

        Our principal executive office is located at 99 George Street, 3rd Floor, Toronto, Ontario, Canada M5A 2N4 and our telephone number is (866) 441-0690. We also maintain offices in Elko and Reno, Nevada. Our website is www.usgold.com. We make available our periodic reports and press releases on our web site. Our Common Stock is listed on the American Stock Exchange and on the Toronto Stock Exchange (TSX), each under the symbol "UXG." Our existing warrants are listed on the TSX under the symbol "UXG.WT". Except for documents that are incorporated by reference into this prospectus, any post-effective amendment, or any prospectus supplement that may be accessed from our web site, the information available on or through our web site is not part of this prospectus.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully the following risk factors, along with all of the other information contained in or incorporated by reference in this prospectus, any post-effective amendment, and any applicable prospectus supplement, before deciding to buy our securities. These risk factors list some, but not all, of the risks and uncertainties that may have a material adverse effect on our business, our results of operations, financial condition, cash flows and market price of our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business, and our results of operations, financial condition, cash flows and market price of our securities could be materially and adversely affected.

Risks Related to Our Company

        We have incurred substantial losses since our inception in 1979 and may never be profitable. Since our inception in 1979, we have never been profitable and we have not generated revenue from operations since 1990. As of December 31, 2008, our accumulated deficit was approximately $271.0 million (including a non-cash expense of approximately $52 million related to derivative instrument accounting in the year ended December 31, 2006 and a non-cash expense of approximately $107 million related to complete impairment of the Company's goodwill, all of which was related to the Acquired Companies, in the year ended December 31, 2008). To become profitable, we must identify additional mineralization and establish reserves at our mining properties, and then either develop our properties or locate and enter into agreements with third party operators. It could be years before we receive any revenues from gold production, if ever. We may suffer significant additional losses in the future and may never be profitable. We do not expect to receive revenue from operations in the foreseeable future, if at all. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. We expect to incur losses unless and until such time as one or more of our properties enters into commercial production and generate sufficient revenue to fund our continuing operations.

        The feasibility of mining any of our properties has not been established, meaning that we have not completed exploration or other work necessary to determine if it is commercially feasible to develop any of our properties. We are currently an exploration stage company. We have no proven or probable reserves on our properties. A "reserve," as defined by regulation of the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced. We have not carried out any feasibility study with regard to all or a portion of our properties. As a result, we currently have no reserves and there are no assurances that we will be able to establish that there are reserves on our properties.

        The mineralized material identified on our properties does not and may never have demonstrated economic viability. Substantial expenditures are required to establish reserves through drilling and additional study and there is no assurance that reserves will be established. The feasibility of mining on our Tonkin property or any other property has not been, and may never be, established. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure; metal prices, which can be highly variable; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of our mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, we may not be able to raise sufficient capital to develop a mine, even if one is warranted. If we are unable to establish such reserves, the market value of our securities may decline, and you may lose some or all of your investment.

        There are differences in U.S. and Canadian practices for reporting reserves and resources. Our resource estimates have been prepared in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101, commonly known as NI 43-101. These standards are different from the standards generally permitted to report reserve and resource estimates in reports and other materials filed with the SEC. Under NI 43-101, we report measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. Under SEC rules, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. U.S. investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, "inferred resources" have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Canadian regulations permit disclosure of "contained ounces", however, the SEC only permits issuers to report "resources" in tonnage and grade without reference to unit measures. Accordingly, information concerning descriptions of mineralization and resources contained in our public filings may not be comparable to information made public by other U.S. companies subject only to the U.S. reporting and disclosure requirements of the SEC.

        Historical production of gold at our Tonkin or Magistral properties may not be indicative of the potential for future development or revenue. Historical production of gold from our Tonkin property came from relatively shallow deposits, in very limited quantities and for a very limited period of time. We commenced exploration of deeper zones of our Tonkin property in 2006 in an effort to identify additional mineralized material, and recently have identified priority exploration drilling targets on our Tonkin, Gold Bar and Limo properties in Nevada. In Mexico, the Magistral Mine produced gold from 2002 through 2004, but it was shut down in 2005 and is currently held by us on a care and maintenance basis. During 2008, we increased our expenditures for exploration for our Mexico properties in and around the Magistral Mine. However, due to the uncertainties associated with exploration, including variations in geology and structure, there is no assurance that our efforts will be successful or that prior drilling results are reflective of additional or economically developable deposits. Investors in our securities should not rely on our historical operations as an indication that we will ever place any of such mining properties into commercial production again.

        We will require significant additional capital to continue our exploration activities, and, if warranted, to develop mining operations. Substantial expenditures will be required to determine if proven and probable reserves exist at any of our properties, to develop metallurgical processes to extract metal or to develop the mining and processing facilities and infrastructure at any of our properties or mine sites. We have spent and will be required to continue to expend significant amounts of capital for drilling, geological and geochemical analysis, assaying, and, if warranted, feasibility studies with regard to the results of our exploration. We may not benefit from these investments if we are unable to identify commercially exploitable mineralized material. If we do locate commercially mineable material or decide to put one or more of our properties into production, we may be required to upgrade our processing facility at the Magistral Mine or the Tonkin property or construct new facilities. Our ability to obtain necessary funding for these purposes, in turn, depends upon a number of factors, including the status of the worldwide economy and the price of gold and other precious metals. Capital markets worldwide have been adversely affected by substantial losses by financial institutions, in turn caused by investments in asset-backed securities. We may not be successful in obtaining the required financing, or if we can obtain such financing, such financing may not be on terms that are favorable to us. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration or development and the possible, partial or total loss of our potential interest in certain properties.

        The figures for our estimated resources are based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated. Unless otherwise indicated, mineralization figures presented in our filings with securities regulatory authorities including the SEC, press releases and other public statements that may be made from time to time are based upon estimates made by independent geologists and our internal geologists. When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineral resource and grades of mineralization on our properties. Until ore is actually mined and processed, mineral resource and grades of mineralization must be considered as estimates only.

        These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that:

  •
  these estimates will be accurate;

  •
  resource or other mineralization estimates will be accurate; or

  •
  this mineralization can be mined or processed profitably.

        Any material changes in mineral resource estimates and grades of mineralization will affect the economic viability of placing a property into production and such property's return on capital. There can be no assurance that minerals recovered in small scale tests will be recovered in large-scale tests under on-site conditions or in production scale.

        The resources estimates contained in our public filings have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for gold and silver may render portions of our mineralization and resource estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of one or more of our properties. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

        The integration of any other acquisitions that we may pursue will present significant challenges. The investigation of any other acquisitions, the integration of our operations with any other acquisitions we may pursue and the consolidation of those operations will require the dedication of management resources, which will temporarily divert attention from the day-to-day business of the Company. The process of combining the organizations may cause an interruption of, or a loss of momentum in, the activities of any or all of the Company's businesses, which could have an adverse effect on the revenues and operating results of the combined company for an indeterminate period of time. The failure to successfully integrate any such acquisitions, to retain key personnel and to successfully manage the challenges presented by the integration process may prevent us from achieving the anticipated potential benefits of any such acquisitions. If we fail to realize the anticipated benefits of any such acquisitions, our results of operations, financial condition and cash flows may be adversely affected.

        Fluctuating gold prices could negatively impact our business. The potential for profitability of our gold mining operations and the value of our mining properties are directly related to the market price of gold. The price of gold may also have a significant influence on the market price of our securities. The market price of gold historically has fluctuated significantly and is affected by numerous factors beyond the control of any mining company. These factors include supply and demand fundamentals, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar and other currencies, interest rates, gold sales and loans by central banks, forward sales by metal producers, global or regional political, economic or banking crises, and a number of other factors. The selection of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues, if any, from production will be received. Price fluctuations between the time that such decisions are made and the commencement of production can have a material adverse effect on the economics of a mine.

        The volatility in gold prices is illustrated by the following table, which sets forth, for the periods indicated (calendar year), the high and low prices in U.S. dollars per ounce of gold, based on the daily London P.M. fix.

Gold Price per Ounce ($)

Year	High	Low
1999	$326	$253
2000	312	263
2001	293	256
2002	349	278
2003	416	320
2004	454	375
2005	537	411
2006	725	525
2007	691	608
2008	1,011	713
January 1, 2009 through March 10, 2009	989	810

        The volatility of mineral prices represents a substantial risk which no amount of planning or technical expertise can fully eliminate. In the event gold prices decline and remain low for prolonged periods of time, we might be unable to develop our properties, which may adversely affect our results of operations, financial performance and cash flows.

        Our continuing reclamation obligations at the Tonkin property and other properties could require significant additional expenditures. We are responsible for the reclamation obligations related to disturbances located on all of our properties, including the Tonkin property. We have posted a bond in the amount of the estimated reclamation obligation at the Tonkin project. We have not posted a bond in Mexico, as none is required. There is a risk that any cash bond, even if augmented upon any required update of the reclamation obligations, could be inadequate to cover the costs of reclamation which could subject us to additional costs for the actual reclamation obligations. The satisfaction of bonding requirements and continuing reclamation obligations will require a significant amount of capital. There is a risk that we will be unable to fund these additional bonding requirements, and further, that the regulatory authorities may increase reclamation and bonding requirements to such a degree that it would not be commercially reasonable to continue exploration activities, which may adversely affect our results of operations, financial performance and cash flows.

        Our ongoing operations and past mining activities are subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations. All phases of our operations are subject to federal, state and local environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for us and our officers, directors and employees. Future changes in environmental regulation, if any, may adversely affect our operations, make our operations prohibitively expensive, or prohibit them altogether. Environmental hazards may exist on our properties that are unknown to us at the present and that have been caused by us, one of the Acquired Companies, or previous owners or operators, or that may have occurred naturally. Mining properties that the Acquired Companies may have transferred may cause us to be liable for remediating any damage that those companies may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

        We have transferred our interest in several mining properties over past years, some of which are now being operated by third parties. Under applicable U.S. federal and state environmental laws, as a prior owner of these properties, we may be liable for remediating any damage that we may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

        Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities, causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

        Production, if any, at our property will involve the use of hazardous materials. Should these materials leak or otherwise be discharged from their containment systems, we may become subject to liability. We have not purchased insurance for environmental risks including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production, as it is not generally available at a reasonable price.

        Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations on our mining property. Our operations, including our ongoing exploration drilling programs, require permits from the state and federal governments. We may be unable to obtain these permits in a timely manner, on reasonable terms, or at all. Even if we are able to obtain such permits the time required by the permitting process can be significant. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of our properties will be adversely affected, which may in turn adversely affect our results of operations, financial condition, cash flows and market price of our securities.

        Our properties in Mexico are subject to changes in political conditions and regulations and crime in that country. Our Magistral Mine and certain other concessions are located in Mexico. In the past, that country has been subject to political instability, changes and uncertainties which may cause changes to existing government regulations affecting mineral exploration and mining activities. Civil or political unrest could disrupt our operations at any time. Our Magistral Mine is in a region that is subject to violence in connection with the illegal drug trade. An increase in criminal activity and violent crime, especially in connection with such drug trade, could impact our ability to operate safely in the region or to bring in needed consultants and contractors. Our exploration and mining activities may be adversely affected in varying degrees by changing government regulations relating to the mining industry or shifts in political conditions that could increase the costs related to our activities or maintaining our properties. Further, Mexico's status as a developing country may make it more difficult for us to obtain required financing for this property.

        Title to mineral properties can be uncertain, and we are at risk of loss of ownership of one or more of our properties. Our ability to explore and operate our properties depends on the validity of title to that property. Our U.S. mineral properties consist of leases of unpatented mining claims, and unpatented mining and millsite claims. Unpatented mining claims provide only possessory title and their validity is often subject to contest by third parties or the federal government, which makes the validity of unpatented mining claims uncertain and generally more risky. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work and possible conflicts with other claims not determinable from descriptions of record. Since a substantial portion of all mineral exploration, development and mining in the U.S. now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry. We have not obtained a title opinion on our entire property, with the attendant risk that title to some claims, particularly title to undeveloped property, may be defective. There may be valid challenges to the title to our property which, if successful, could impair development and/or operations.

        We remain at risk that the mining claims may be forfeited either to the U.S., or to rival private claimants due to failure to comply with statutory requirements as to location and maintenance of the claims or challenges to whether a discovery of a valuable mineral exists on every claim.

        Legislation has been proposed that would significantly affect the mining industry. Periodically, members of the U.S. Congress have introduced bills which would supplant or alter the provisions of the General Mining Law of 1872, which governs the unpatented claims that we control with respect to our U.S. properties. One such amendment has become law and has imposed a moratorium on patenting of mining claims, which reduced the security of title provided by unpatented claims such as those on our U.S. properties. If additional legislation is enacted, it could substantially increase the cost of holding unpatented mining claims by requiring payment of royalties, and could significantly impair our ability to develop mineral resources on unpatented mining claims. Such bills have proposed, among other things, to make permanent the patent moratorium, to impose a federal royalty on production from unpatented mining claims and to declare certain lands as unsuitable for mining. Although it is impossible to predict at this time what royalties may be imposed in the future, the imposition of such royalties could adversely affect the potential for development of such mining claims, and the economics of existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our business.

        A significant portion of the lode claims comprising our Tonkin property are subject to a lease in favor of a third party which may expire in 2011 and which provides for a 5% royalty on production. A total of 348 of our mining and millsite claims at the Tonkin property are subject to this lease. The lease requires annual payments of $187,500 or 568.75 ounces of gold, whichever is greater, and payment of a royalty of 5% of the gross sales price of gold or silver from the property before deduction of any expenses from the gross sales price. The term of this lease expires January 1, 2011 and can be extended from year to year, up to a maximum of 99 years, by production from or other activities on the leased claims. This lease covers a portion of the claims in the mine corridor where most of our mineralized material has been identified. In the event the lease is not extended and/or we are unable to purchase the claims from the owner, we may be forced to forfeit the underlying claims, which in turn may adversely affect our ability to explore and develop the property. If we are successful in identifying sufficient mineralization to warrant placing the property into production, we will be obligated to pay the leaseholder a royalty of 5% of the production. The payment of this royalty, together with other royalties payable to third parties in respect of certain claims, will reduce our potential revenue.

        We cannot assure you that we will have an adequate supply of water to complete desired exploration or development of our mining properties. In accordance with the laws of the State of Nevada, we have obtained permits to drill the water wells that we currently use to service the Tonkin property and we plan to obtain all required permits for drilling water wells to serve other properties we may develop or acquire in the future. However, the amount of water that we are entitled to use from those wells must be determined by the appropriate regulatory authorities. A final determination of these rights is dependent in part on our ability to demonstrate a beneficial use for the amount of water that we intend to use. Unless we are successful in developing the property to a point where we can commence commercial production of gold or other precious metals, we may not be able to demonstrate such beneficial use. Accordingly, there is no assurance that we will have access to the amount of water needed to operate a mine at the property, which may prevent us from generating revenue, and which would adversely affect our financial condition and cash flows.

        Our industry is highly competitive, attractive mineral lands are scarce, and we may not be able to obtain quality properties. We compete with many companies in the mining industry, including large, established mining companies with substantial capabilities, personnel and financial resources. There is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in the U.S., Mexico, and other areas where we may conduct exploration activities. We may be at a competitive disadvantage in acquiring mineral properties, since we compete with these individuals and companies, many of which have greater financial resources and larger technical staffs than we do. From time to time, specific properties or areas which would otherwise be attractive to us for exploration or acquisition may be unavailable to us due to their previous acquisition by other companies or our lack of financial resources. Competition in the industry is not limited to the acquisition of mineral properties but also extends to the technical expertise to find, advance, and operate such properties; the labor to operate the properties; and the capital for the purpose of funding such properties. Many competitors not only explore for and mine precious metals, but conduct refining and marketing operations on a world-wide basis. Such competition may result in our Company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance our properties. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation, financial condition and cash flows.

        The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations. Exploration for minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Few properties that are explored are ultimately advanced to production. Our current exploration efforts are, and any future development or mining operations we may elect to conduct will be, subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as, but not limited to:

  •
  economically insufficient mineralized material;

  •
  fluctuations in production costs that may make mining uneconomical;

  •
  labor disputes;

  •
  unanticipated variations in grade and other geologic problems;

  •
  environmental hazards;

  •
  water conditions;

  •
  difficult surface or underground conditions;

  •
  industrial accidents;

  •
  metallurgical and other processing problems;

  •
  mechanical and equipment performance problems;

  •
  failure of pit walls or dams;

  •
  unusual or unexpected rock formations;

  •
  personal injury, fire, flooding, cave-ins and landslides; and

  •
  decrease in reserves due to a lower gold price.

        Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures, potential revenues and production dates. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a writedown of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

        We do not insure against all risks to which we may be subject in our planned operations. While we currently maintain insurance to insure against general commercial liability claims, we do not maintain insurance to cover all of the potential risks associated with our operations. Certain of our exploration properties such as Gold Bar and Limo have no existing infrastructure for which we insure, and we do not insure our limited physical assets at the Magistral Mine or Tonkin property. For example, we do not have insurance on the mill at our Tonkin property nor the mine assets associated with the Magistral property and we do not have business interruption insurance. We may also be unable to obtain insurance to cover other risks at economically feasible premiums or at all. Insurance coverage may not continue to be available, or may not be adequate to cover all liabilities. We might also become subject to liability for environmental, pollution or other hazards associated with mineral exploration and production which may not be insured against, which may exceed the limits of our insurance coverage or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could materially adversely affect our financial condition and our ability to fund activities on our property. A significant loss could force us to reduce or terminate our operations.

        We depend on a limited number of personnel and the loss of any of these individuals could adversely affect our business. Our Company is primarily dependent on two persons, namely our Chairman and Chief Executive Officer, and our Vice President and Chief Financial Officer. Robert R. McEwen, our Chairman and Chief Executive Officer, is responsible for strategic direction and the oversight of our business. Perry Y. Ing, our Vice President and Chief Financial Officer, is responsible for our public reporting and administrative functions. We rely heavily on these individuals for the conduct of our business. The loss of either of these officers would significantly and adversely affect our business. In that event, we would be forced to identify and retain an individual to replace the departed officer. We may not be able to replace one or more of these individuals on terms acceptable to us. We have no life insurance on the life of any officer.

        Gain recognized by non-U.S. holders and non-U.S. persons holding any interest in the Company other than solely as a creditor (including, for example, convertible debt) on the sale or other disposition of our securities may be subject to U.S. federal income tax. We believe that we currently are a "United States real property holding corporation" under section 897(c) of the Internal Revenue Code, or USRPHC, and that there is a substantial likelihood that we will continue to be a USRPHC. Generally, securities (other than securities that provide no interest in a corporation other than solely as a creditor) issued by a corporation that has been a USRPHC at any time during the preceding five years (or the non-U.S. holder's holding period for such securities, if shorter) are treated as United States real property interests, or USRPIs, and gain recognized by a non-U.S. holder on the sale or other disposition of securities is subject to regular U.S. federal income tax, as if such gain were effectively connected with the conduct by such holder of a U.S. trade or business. There are, however, certain exceptions pursuant to which our securities may not be treated as USRPIs provided that our Common Stock is "regularly traded" on an "established securities market". Under one such exception, shares of our Common Stock will not be treated as USRPIs in the hands of a non-U.S. holder provided that such non-U.S. Holder has not owned or been deemed to own (directly or under certain constructive ownership rules) more than 5% of the Common Stock at any time during the 5-year period ending on the date of the sale or other taxable disposition. Under another exception, classes of our securities other than Common Stock will not generally be treated as USRPIs in the hands of a non-U.S. holder provided that, on the date such security was acquired by the non-U.S. holder, it had a fair market value not greater than the fair market value on that date of 5% of our Common Stock (or, under certain circumstances, the value, if lower, of 5% of any other regularly traded class of the Company's stock, which may possibly include the exchangeable shares of our subsidiary, US Gold Canadian Acquisition Corporation, or Canadian

Exchange Co., as more fully described beginning on page 29 of this prospectus). If gain recognized by a non-U.S. holder from the sale or other disposition of our Common Stock or other securities is subject to regular income tax under these rules, the transferee of such Common Stock or other securities may be required to deduct and withhold a tax equal to 10 percent of the amount realized on the sale or other disposition, unless certain exceptions apply. Any tax withheld may be credited against the U.S. federal income tax owed by the non-U.S. holder for the year in which the sale or other disposition occurs.

        The laws of the State of Colorado and our Articles of Incorporation may protect our directors from certain types of lawsuits. The laws of the State of Colorado provide that our directors will not be liable to us or our shareholders for monetary damages for all but certain types of conduct as directors of the Company. Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing shareholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Risks Related to our Securities

        The acquisition of the Acquired Companies has and may further result in the issuance of a significant amount of additional US Gold Common Stock which may in turn depress the trading price of our stock or other securities. The acquisition of the Acquired Companies resulted in the issuance of 42,968,830 exchangeable shares of Canadian Exchange Co., each of which is convertible into shares of our Common Stock on a one-for-one basis. As of December 31, 2008, 16,822,196 exchangeable shares remain outstanding. If all of those exchangeable shares were converted into Common Stock, it would represent an increase of approximately 21.1% of the Common Stock we have outstanding as of December 31, 2008. The conversion of the remaining outstanding exchangeable shares could depress the market price of our securities.

        The exercise of outstanding options and existing warrants and the future issuances of our securities will dilute current shareholders and may reduce the market price of our securities. As of March 10, 2009, we had outstanding options and warrants to purchase a total of 11,549,167 shares of our Common Stock, as more fully described beginning on page 28 of this prospectus, excluding 585,293 options of the Acquired Companies, which if completely exercised, would dilute existing shareholders' ownership by approximately 10%, assuming all exchangeable shares not held by US Gold or our subsidiaries are exchanged for an equivalent amount of our Common Stock. Additional shares of our Common Stock may be issued in the future as a result of the exercise of options of the Acquired Companies. Under certain circumstances, our Board of Directors has the authority to authorize the offer and sale of additional securities without the vote of or notice to existing shareholders. Based on the need for additional capital to fund expected growth, it is likely that we will issue additional securities to provide such capital and that such additional issuances may involve a significant number of shares. Issuance of additional securities in the future will dilute the percentage interest of existing shareholders and may reduce the market price of our Common Stock and other securities.

        Our stock or other securities prices may be volatile and as a result you could lose all or part of your investment. In addition to volatility associated with publicly traded securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our Common Stock and other securities:

  •
  changes in the worldwide price for gold;

  •
  disappointing results from our exploration or development efforts;

  •
  failure to meet our operating budget;

  •
  decline in demand for our Common Stock and other securities;

  •
  downward revisions in securities analysts' estimates or changes in general market conditions;

  •
  technological innovations by competitors or in competing technologies;

  •
  investor perception of our industry or our prospects; and

  •
  general economic trends.

        In addition, stock markets generally and recently have experienced extreme price and volume fluctuations and the market prices of securities generally have been highly volatile. These fluctuations are often unrelated to operating performance of a company and may adversely affect the market price of our Common Stock and other securities. As a result, investors may be unable to resell their securities at a fair price.

        A small number of existing shareholders own a significant portion of our Common Stock, which could limit your ability to influence the outcome of any shareholder vote. Our Chairman and Chief Executive Officer beneficially owns approximately 22.0% of our Common Stock as of March 10, 2009 (assuming all exchangeable shares not held by US Gold or our subsidiaries are exchanged for an equivalent amount of our Common Stock). Under our Articles of Incorporation and the laws of the State of Colorado, the vote of a majority of the shares voting at a meeting at which a quorum is present is generally required to approve most shareholder action. As a result, this individual will be able to significantly influence the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our Articles of Incorporation or proposed mergers, acquisitions or other significant corporate transactions.

        We have never paid a dividend on our Common Stock and we do not anticipate paying one in the foreseeable future. We have not paid a dividend on our Common Stock to date, and we may not be in a position to pay dividends in the foreseeable future. Our ability to pay dividends will depend on our ability to successfully develop one or more properties and generate revenue from operations. Further, our initial earnings, if any, will likely be retained to finance our growth, and the issuance of debt securities, if any, may further hinder our ability to pay dividends in the future. Any future dividends will depend upon our earnings, our then-existing financial requirements and other factors, and will be at the discretion of our Board of Directors.

        The sale of our Common Stock by existing securityholders may depress the market value of our securities due to the limited trading market which exists. We currently maintain an effective registration statement covering 36,150,000 shares of our Common Stock and 8,350,000 shares of Common Stock underlying our existing warrants to allow such stockholders to sell their US Gold securities. Due to a number of factors, the trading volume in our Common Stock has historically been limited. Trading volume over the past twelve months averaged approximately 620,000 shares per day. As a result, the sale of a significant amount of Common Stock by any selling securityholders may depress the price of our Common Stock. As a result, you may lose all or a portion of your investment.

        Our ability to generate the cash needed to service our debt obligations, if any, depends on certain factors beyond our control. The future success of our operations will, in large part, dictate our ability to make scheduled payments on, and satisfy our obligations under our debt, if any, including our debt securities. Our future operating performance will be affected by general economic, competitive, market, business and other conditions, many of which are beyond our control. To the extent we are not able to meet our debt obligations, we will be required to restructure or refinance them, seek additional equity financing or sell assets. We may not be able to restructure or refinance our debt, obtain additional financing or sell assets on satisfactory terms or at all.

        An adverse rating of our debt securities may cause their trading price to fall. If a rating agency rates our debt securities, it may assign them a low rating. Rating agencies also may lower ratings on our debt securities in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of our debt securities could significantly decline.

        We cannot assure you that an active trading market will develop for the securities. There is currently no public market for any of our securities other than our Common Stock, existing warrants and exchangeable shares. We do not know if an active market will develop for our other securities, or if developed, whether such a market will continue. If an active market is not developed or maintained, the market price and the liquidity of our other securities may be adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

  •
  decisions of foreign countries and banks within those countries;

  •
  commodity price fluctuations;

  •
  technological changes in the mining industry;

  •
  changes in our business strategy;

  •
  interpretation of drill hole results and the geology, grade and continuity of mineralization;

  •
  the uncertainty of reserve estimates and timing of development expenditures;

  •
  unexpected changes in business and economic conditions;

  •
  changes in interest rates and currency exchange rates;

  •
  timing and amount of production, if any;

  •
  our costs;

  •
  changes in exploration and overhead costs;

  •
  access and availability of materials, equipment, supplies, labor and supervision, power and water;

  •
  results of current and future exploration activities;

  •
  results of pending and future feasibility studies;

  •
  local and community impacts and issues;

  •
  accidents and labor disputes; and

  •
  other risks identified in the section entitled "Risk Factors" in any post-effective amendment or prospectus supplement hereto, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

        This list, together with the factors identified under the section entitled "Risk Factors" above is not an exhaustive list of the factors that may affect any of our forward-looking statements. You should read this prospectus, any post-effective amendment and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our beliefs, expectations and opinions only as of the date of this prospectus, any post-effective amendment and any prospectus supplement.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. We do not undertake to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

        Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

RATIOS OF EARNINGS TO FIXED CHARGES

        We are engaged in the business of acquiring and exploring mining properties. None of our properties are currently in production, and, consequently, we have no current operating income or operating cash flow. Accordingly, earnings were not sufficient to cover fixed charges in the years ended December 31, 2004, 2005, 2006, 2007 and 2008 by (all amounts in thousands) $793, $2,988, $72,645, $28,814, and $131,957 respectively. As of the date of this prospectus, we have not issued any preferred stock other than the one share of Series A Special Voting Preferred Stock, which has no preference as to dividends, as more fully described beginning on page 28 of this prospectus. We did not have any material amount of indebtedness for which interest payments were required during the years ended December 31, 2004, 2005, 2006, 2007 or 2008 and, therefore the amount by which earnings were inadequate to cover fixed charges was not material.

DESCRIPTION OF SECURITIES WE MAY OFFER

Debt Securities

        The following description, together with the additional information we include in any post-effective amendment and applicable prospectus supplement, summarizes the material terms and provisions of the debt securities (which may be guaranteed by one or more of our Co-Registrants) that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities.

        To the extent that we issue debt securities, we will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture and we will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" in this prospectus to refer to both the senior indenture and the subordinated indenture.

        The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or Trust Indenture Act. We use the term "debenture trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we may sell under this prospectus, as well as the indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        We will describe in each applicable prospectus supplement the terms relating to a series of debt securities, including:

  •
  the title;

  •
  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

  •
  the maturity date;

  •
  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  whether or not the debt securities will be guaranteed by one or more of our Co-Registrants, and the terms of any such guarantee;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  whether the indenture will restrict our ability or the ability of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  issue additional securities;

  •
  create liens;

  •
  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

  •
  redeem capital stock;

  •
  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

  •
  make investments or other restricted payments;

  •
  sell or otherwise dispose of assets;

  •
  enter into sale—leaseback transactions;

  •
  engage in transactions with stockholders or affiliates;

  •
  issue or sell stock of our subsidiaries; or

  •
  effect a consolidation or merger;

  •
  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  •
  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

  •
  information describing any book-entry features;

  •
  provisions for a sinking fund purchase or other analogous fund, if any;

  •
  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of debt securities that we may issue:

  •
  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

  •
  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

  •
  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee (including pursuing remedies against our Co-Registrant guarantors, if any), or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

  •
  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

  •
  to fix any ambiguity, defect or inconsistency in the indenture;

  •
  to comply with the provisions described above under "Consolidation, Merger or Sale";

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

  •
  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

  •
  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.

However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of the series of debt securities;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  recover excess money held by the debenture trustee;

  •
  compensate and indemnify the debenture trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or any depositary named by us and identified in a prospectus supplement with respect to that series. At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Guarantees of the Co-Registrants of the Debt Securities

        Set forth below is a summary of the guarantee that may be issued by one or more of our Co-Registrants (each Co-Registrant guarantor, a guarantor; and if more than one, collectively, the guarantors) in connection with each issuance of a series of debt securities. This summary is not complete and you should read the detailed provisions of the guarantee, which will be filed as an exhibit to the applicable prospectus supplement.

General

        Under each guarantee, the guarantors will fully, irrevocably, absolutely and unconditionally guarantee to pay any payments required to be made by us under debt securities which shall become due and payable regardless of whether such payment is due at maturity, on an interest payment date or as a result of redemption or otherwise (the "scheduled payments") but shall be unpaid by us (the "guaranteed amounts"). However, in no event shall the guaranteed amounts under a guarantee exceed the principal amount of the debt securities, plus accrued but unpaid interest, less any amounts previously paid by us pursuant to the terms of the debt securities.

        In the event we do not make a scheduled payment when due (the "payment notice date") then the indenture trustee may present a payment notice in writing to the guarantors on or after the payment notice date, and the guarantors will be required to immediately pay the guaranteed amounts. Each guarantee will be an unsecured, unsubordinated and contingent obligation of the guarantors ranking equally with all other unsecured and unsubordinated obligations of the guarantors. In the event of our insolvency or receivership, the guarantors may incur limitations in receiving any distributions from us. In such an event, the guarantors may have limited resources to satisfy their obligations under the guarantees. The guarantor's obligations under each guarantee will be effectively subordinated to all existing and future debt and liabilities of the guarantors.

Events of Default

        An event of default under each guarantee will occur upon the failure of the guarantors to perform any of their payment obligations thereunder. The indenture trustee, on behalf of the holders of the applicable series of debt securities, have the right to enforce the obligations of the guarantors under the applicable guarantee and may institute any legal proceeding directly against the guarantors without first instituting a legal proceeding against us. Bankruptcy or similar events relating to the guarantors, the failure of any guarantee to be in full force and effect and any revocation of any guarantee by the guarantors will not constitute events of default under such guarantee.

Termination of the Guarantee

        Each guarantee will terminate and be of no further force and effect with respect to the applicable funding agreement upon the full payment of the scheduled payments or upon the earlier extinguishment of our obligations under the relevant funding agreement.

Governing Law

        Each guarantee will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles.

Common Stock

General

        We are authorized to issue 250,000,000 shares of Common Stock, no par value per share. On March 10, 2009, there were 80,409,480 shares of Common Stock outstanding.

        The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Accordingly, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any Preferred Stock then outstanding. Holders of Common Stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the Common Stock. Our Articles of Incorporation and Bylaws do not include any provision that would delay, defer or prevent a change in control of our Company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders which requirement could result in delays to or greater cost associated with a change in control of the Company.

Transfer Agent and Registrar

        The transfer agent and registrar for our Common Stock is Computershare Shareholder Services, Inc.

Exchange Listings

        Our Common Stock is listed on the American Stock Exchange under the symbol "UXG." Our Common Stock and existing warrants, as more fully described beginning on page 28 of this prospectus, are listed on the Toronto Stock Exchange under the symbols "UXG" and "UXG.WT," respectively.

Warrants

        The Company may offer by means of this prospectus warrants for the purchase of its debt securities or Common Stock, which we refer to as debt warrants and warrants, respectively, and each of which are to be distinguished from any warrants previously issued by the Company, which we refer to as the existing warrants, as are more fully described beginning on page 31 of this prospectus. The Company may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants may be issued under a separate warrant agreement, which we refer to each as a Warrant Agreement, to be entered into between the Company and a warrant agent specified therein. The warrant agent will act solely as an agent of the Company in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currencies in which the price or prices of such warrants may be payable;

  •
  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

  •
  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

  •
  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of material federal income tax considerations; and

  •
  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Subscription Rights

        The Company may issue subscription rights to its shareholders for the purchase of shares of Common Stock, debt warrants or warrants. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between the Company and a bank or trust company, as subscription rights agent, all as set forth in the prospectus supplement relating to the particular issue of subscription rights. The subscription rights agent will act solely as an agent of the Company in connection with the certificates relating to the subscription rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. The subscription rights agreement and the subscription rights certificates relating to each series of subscription rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the terms of the subscription rights to be issued, including the following, where applicable:

  •
  the date for determining the shareholders entitled to the subscription rights distribution;

  •
  the aggregate number of shares of Common Stock, or debt warrants or warrants purchasable upon exercise of such subscription rights and the exercise price;

  •
  the aggregate number of subscription rights being issued;

  •
  the date, if any, on and after which such subscription rights may be transferable separately;

  •
  the date on which the right to exercise such subscription rights shall commence and the date on which such right shall expire;

  •
  a discussion of material federal income tax considerations; and

  •
  any other terms of such subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription rights.

Subscription Receipts

        The Company may issue subscription receipts that may be exchanged for debt securities (which may be guaranteed by one or more of our Co-Registrants), Common Stock, debt warrants or warrants, which may be offered separately or together with any other securities offered by means of this prospectus, as the case may be, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. Each series of subscription receipts will be issued under a separate subscription receipts agreement or indenture to be entered into between the Company and a transfer agent, as subscription receipts agent, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. The subscription receipts agent will act solely as an agent of the Company in connection with the certificates relating to the subscription receipts of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription receipts certificates or beneficial owners of subscription receipts. The subscription receipts agreement or indenture and the subscription receipts certificates relating to each series of subscription receipts will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the terms of the subscription receipts to be issued, including the following:

  •
  the number of subscription receipts;

  •
  the price at which the subscription receipts will be offered;

  •
  the procedures for the exchange of the subscription receipts into debt securities, shares of Common Stock, debt warrants or warrants.

  •
  the number of debt securities, shares of Common Stock, debt warrants or warrants that may be exchanged upon exercise of each subscription receipt;

  •
  the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

  •
  terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

  •
  a discussion of material federal income tax considerations; and

  •
  any other terms of such subscription receipts, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription receipts.

BOOK-ENTRY SECURITIES

        The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, which means that beneficial owners of the securities will not receive certificates, notes representing the debt securities, guarantees of the Co-Registrants, Warrants, Subscription Rights or Subscription Receipts representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, the Company anticipates that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by the Company if the securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable Indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or other instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of the Company, its officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Company expects that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depository for a series of securities at any time is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, the Company, at any time and in its sole discretion, but subject to any limitations described in the applicable prospectus supplement relating to such securities, may determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

 PLAN OF DISTRIBUTION

        The Company may sell securities offered by means of this prospectus to one or more underwriters for public offering and sale by them or may sell such securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of such securities will be named in the prospectus supplement relating to the securities. The Company will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

        Underwriters may offer and sell securities offered by means of this prospectus at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell securities by means of this prospectus upon the terms and conditions as are set forth in the prospectus supplement relating to such securities. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If so indicated in a prospectus supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities of the series to which such prospectus supplement relates providing for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular offered securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that (1) the purchase by an institution of the particular securities offered shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (2) if the particular securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such securities or number of warrants less the principal amount or number thereof, as the case may be, covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance by the Company or such institutional investors thereunder.

        The Company may agree to sell securities to an underwriter for a delayed public offering and may further agree to adjustments before the public offering to the underwriters' purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering.

 DESCRIPTION OF CAPITAL STOCK

        Our authorized capital consists of 250,000,000 shares of Common Stock, no par value per share and one share, no par value, of Series A Special Voting Preferred Stock. As of March 10, 2009, we had 80,409,480 shares of Common Stock and one share of Series A Special Voting Preferred Stock issued and outstanding.

        The following discussion summarizes the rights and privileges of our outstanding capital stock and certain securities that may be convertible into our capital stock, which is more fully described in our Amended and Restated Articles of Incorporation, as amended, which have been filed with the SEC on our Form 10-Q for the quarter ended March 31, 2007 and have been incorporated by reference into the registration statement of which this prospectus forms a part.

Common Stock

        The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Accordingly, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any Preferred Stock then outstanding. Holders of Common Stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the Common Stock. Our Articles of Incorporation and Bylaws do not include any provision that would delay, defer or prevent a change in control of our Company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders which requirement could result in delays to or greater cost associated with a change in control of the Company.

Series A Special Voting Preferred Stock

        The Series A Special Voting Share, or Special Voting Share, was created by us and issued in connection with the acquisition of the Acquired Companies to facilitate the issuance of the exchangeable shares as described under the section entitled "Exchangeable Shares" below. The Special Voting Share is held by a trustee under a voting and exchange trust agreement and will be outstanding so long as any of the exchangeable shares are outstanding.

        The Special Voting Share entitles the holder thereof to an aggregate number of votes equal to the number of exchangeable shares of Canadian Exchange Co. issued and outstanding from time to time and which are not owned by US Gold or any company, more than 50% of the outstanding stock of which is owned, directly or indirectly, by US Gold, by one or more of our other subsidiaries, or by US Gold and one or more of our other subsidiaries. As of December 31, 2008, the Special Voting Share was entitled to 16,822,196 votes, based upon 16,822,196 exchangeable shares of Canadian Exchange Co. outstanding on such date, which are not owned by US Gold. Except as otherwise provided herein or by law, the holder of the Special Voting Share and the holders of our Common Stock shall vote together as one class on all matters submitted to a vote of our shareholders. The holder of the Special Voting Share shall have no special voting rights, and its consent shall not be required, except to the extent it is entitled to vote with the holders of shares of our Common Stock for taking any corporate action.

        At such time as (a) the Special Voting Share entitles its holder to a number of votes equal to zero because there are no exchangeable shares issued and outstanding that are not owned by us or any subsidiary, and (b) there is no share of stock, debt, option or other agreement, obligation or commitment of Canadian Exchange Co. which could by its terms require Canadian Exchange Co. to issue any exchangeable shares to any person other than us, then the Special Voting Share shall thereupon be retired and cancelled promptly thereafter. Such Special Voting Share shall upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein.

        If the Special Voting Share should be purchased or otherwise acquired by us in any manner whatsoever, then the Special Voting Share shall be retired and cancelled promptly after the acquisition thereof. Such share shall upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein.

        The holder of the Special Voting Share shall not be entitled to receive any portion of any dividend or distribution at any time. The Special Voting Share is not redeemable.

        Upon any liquidation, dissolution or winding up of the Corporation, the holder of the Special Voting Share shall not be entitled to any portion of any related distribution.

Exchangeable Shares

        The exchangeable shares were issued by our subsidiary, Canadian Exchange Co., in connection with the acquisition of the Acquired Companies. As of December 31, 2008, there were approximately 16,882,196 exchangeable shares outstanding that were not held by US Gold or our subsidiaries. The exchangeable shares are exchangeable on a one-for-one basis at any time at the option of the holder of the exchangeable shares into shares of our Common Stock.

Retraction of Exchangeable Shares by Holders

        Subject to the retraction call right described below, holders of exchangeable shares will be entitled at any time to retract (i.e., to require Canadian Exchange Co. to redeem) any or all exchangeable shares held by them and to receive the retraction price per exchangeable share to be satisfied by issuance of one share of Common Stock of US Gold, plus the dividend amount, which for purposes of this prospectus we define as the full amount of all declared and unpaid dividends on the exchangeable shares and all dividends and distributions declared on a share of Common Stock of US Gold that have not yet been declared on the exchangeable shares. Holders of exchangeable shares may effect a retraction by presenting to Canadian Exchange Co. or its transfer agent the certificate(s) representing the exchangeable shares the holder desires to have Canadian Exchange Co. redeem, together with such other documents and instruments as may be required under the Business Corporation Act (Alberta), the articles of Canadian Exchange Co. or by its transfer agent, and a duly executed retraction request specifying that the holder desires to have the number of retracted shares specified therein redeemed by Canadian Exchange Co.

        A holder of retracted shares may withdraw its retraction request, by written notice to Canadian Exchange Co. before the close of business on the business day immediately preceding the retraction date, in which case the retraction request will be null and void and the revocable offer will be deemed to have been revoked.

        If, as a result of solvency provisions of applicable law, Canadian Exchange Co. is not permitted to redeem all exchangeable shares tendered by a retracting holder, Canadian Exchange Co. will redeem up to the maximum permissible number of exchangeable shares tendered by the holder. We will be required to purchase any exchangeable shares not redeemed by Canadian Exchange Co. in exchange for shares of our Common Stock on the retraction date under the optional exchange right described below.

Distribution on Liquidation of Canadian Exchange Co.

        In the event of the liquidation, dissolution or winding up of Canadian Exchange Co. or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, holders of exchangeable shares shall be entitled, subject to applicable law, to receive from the assets of Canadian Exchange Co. a liquidation payment that will be satisfied by the issuance of one share of our Common Stock plus the dividend amount, if any for each exchangeable share. This liquidation amount will be paid to the holders of exchangeable shares before any distribution of assets of Canadian Exchange Co. is made to the holders of the common shares or any other shares of Canadian Exchange Co. ranking junior to the exchangeable shares, and is subject to the exercise by us of our liquidation call right described in the section entitled "—Liquidation Call Right" below.

Automatic Exchange Upon Liquidation of US Gold

        In the event of our liquidation, all of the then outstanding exchangeable shares will be automatically exchanged for shares of our Common Stock. To effect an automatic exchange, we will purchase all of the exchangeable shares from the holders on the fifth business day prior to the effective date of a liquidation. The purchase price payable for each exchangeable share purchased in a liquidation of US Gold will be satisfied by the issuance of one share of our Common Stock plus the dividend amount, if any.

Redemption of Exchangeable Shares by Canadian Exchange Co.

        The redemption date for the exchangeable shares will be the earlier of: (a) March 28, 2014; and (b) any date established by the board of directors of Canadian Exchange Co. for the redemption of exchangeable shares at such time as there are fewer than 4,296,883 exchangeable shares outstanding. The redemption price per share will equal the current market price of a share of our Common Stock, which shall be satisfied by delivering to the holder one share of our Common Stock plus the dividend amount, if any.

Retraction Call Right

        Under the Articles of Incorporation of Canadian Exchange Co., we have an overriding retraction call right to acquire all but not less than all of the exchangeable shares that a holder of exchangeable shares requests Canadian Exchange Co. to redeem. The purchase price will be satisfied by delivering to the holder one share of our Common Stock plus the dividend amount, if any.

Liquidation Call Right

        Under the Articles of Incorporation of Canadian Exchange Co., we have an overriding liquidation call right, in the event of and notwithstanding a proposed liquidation, dissolution or winding up of Canadian Exchange Co., to acquire all but not less than all of the exchangeable shares then outstanding. The purchase price will be satisfied by delivering to the holder one share of our Common Stock plus the dividend amount, if any. Upon the exercise by us of the liquidation call right, the holders will be obligated to transfer their exchangeable shares to us. The acquisition by us of all of the outstanding exchangeable shares upon the exercise of the liquidation call right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding up of Canadian Exchange Co.

Redemption Call Right

        We have an overriding redemption call right, notwithstanding the proposed automatic redemption of the exchangeable shares by Canadian Exchange Co. in the share provisions, to acquire all but not less than all of the exchangeable shares then outstanding. The purchase price will be satisfied by delivering to the holder one share of our Common Stock plus the dividend amount, if any. Upon the exercise by us of the redemption call right, the holders will be obligated to transfer their exchangeable shares to us.

        If we exercise one or more of our call rights, shares of our Common Stock will be directly issued to holders of exchangeable shares and we will become the holder of the exchangeable shares. We will not be entitled to exercise any voting rights attached to the exchangeable shares that are acquired from the holders.

Voting Rights

        Under the Voting and Exchange Trust Agreement we have entered into with Computershare Trust Company, holders of exchangeable shares will be entitled to receive notice of and attend any meeting of our shareholders and to vote at any meetings.

Dividends

        Holders of exchangeable shares will be entitled to receive dividends equivalent to the dividends, if any, paid from time to time by us on shares of our Common Stock. The declaration date, record date and payment date for dividends on the exchangeable shares will be the same as that for any corresponding dividends on shares of our Common Stock.

Amendment and Approval

        Any approval required to be given by the holders of the exchangeable shares to add to, change or remove any right, privilege, restriction or condition attaching to the exchangeable shares or any other matter requiring the approval or consent of the holders of the exchangeable shares in accordance with applicable law shall be deemed to have been sufficiently given if it has been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than "66 2/3%" of the votes cast on such resolution at a meeting of holders of exchangeable shares duly called and held, excluding exchangeable shares beneficially owned by us or any of our subsidiaries.

Existing Warrants

        We have previously issued warrants to purchase our Common Stock, which we refer to in this prospectus as the existing warrants, under a Warrant Indenture dated February 22, 2006. As of March 10, 2009, warrants to purchase an aggregate of 8,851,000 shares of our Common Stock are outstanding under this Warrant Indenture. Each existing warrant that was issued under the Warrant Indenture is exercisable until February 22, 2011 for one share of our Common Stock at an exercise price of $10.00 per share. A holder of existing warrants will not be deemed a shareholder of our underlying Common Stock until the existing warrants are exercised and as such will not have any voting rights or other such rights until the existing warrants are exercised and the underlying Common Stock has been issued.

        Holders of existing warrants may exercise their existing warrants only if the Common Stock underlying their existing warrants are covered by an effective registration statement or an exemption from registration is available under the Securities Act; provided that the Common Stock issuable upon their exercise are qualified for sale under the securities laws of the state in which the holder of existing warrants resides. Such registration statement, File No. 333-136587, initially was declared effective by the SEC on August 28, 2006 and as of March 13, 2009, is effective.

        If an effective registration statement is not available at the time of exercise, a holder of existing warrants may exercise the existing warrants as follows:

  •
  A holder of existing warrants that is not a U.S. person (as defined in Regulation S of the Securities Act) may exercise the existing warrant if the holder is not in the United States; is not exercising the existing warrants for, or on behalf or benefit of, a U.S. person or person in the United States; does not execute or deliver the existing warrant exercise form in the United States; agrees not to engage in hedging transactions with regard to the Common Stock prior to the expiration of a six month distribution compliance period; acknowledges that the shares of Common Stock issuable upon exercise of the existing warrants are "restricted securities" as defined in Rule 144 of the Securities Act and acknowledges that the Company shall refuse to register any transfer of the Common Stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

  •
  Other holders of existing warrants may exercise the existing warrants in transactions that do not require registration under the Securities Act or any applicable U.S. state laws and regulations upon furnishing to the Company an opinion of counsel of recognized standing in form and substance satisfactory to US Gold Corporation.

        Under no circumstances will we be required to pay any holder of existing warrants the net cash exercise value of any existing warrant regardless of whether an effective registration statement or an exemption from registration is available or not.

        We cannot provide absolute assurances that state exemptions will be available to us or that we will have an effective registration statement in place at the time a holder of existing warrants intends to exercise their existing warrants.

        To exercise an existing warrant, a holder of such warrants must deliver to our warrant agent the certificate representing the existing warrant on or before the existing warrant expiration date with the form on the reverse side of the existing warrant certificate fully executed and completed as instructed on the certificate, accompanied by payment of the full exercise price for the number of existing warrants being executed. We will not issue any fractional shares of Common Stock upon exercise of the existing warrants.

        The exercise price of the existing warrants and the number of shares of Common Stock issuable upon exercise of the existing warrants are subject to adjustment in accordance with the terms of the Warrant Indenture relating to such existing warrants, in the event that we:

  •
  fix a record date for issuance of certain dividends or distributions;

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  subdivide or split our Common Stock into a greater number of shares; or

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  consolidate, reduce or combine the outstanding amount of Common Stock into a lesser number of shares.

        Pursuant to the terms of the Warrant Indenture relating to such existing warrants, we have agreed that if any rights, options or warrants to purchase our Common Stock or securities exchangeable for or convertible into our Common Stock are issued at less than 95 percent of the "Current Market Price"

(as defined in the Warrant Indenture), the exercise price of the existing warrants shall be subject to adjustment.

        The Warrant Indenture also provides for adjustment in the class and/or number of shares or other consideration issuable upon exercise of the existing warrants and/or exercise price per security in the event of the following additional events:

  •
  reclassification, redesignation or any other capital reorganization of our Common Stock;

  •
  consolidation, arrangements, mergers or amalgamation of the Company with or into another entity that would result in a change or reclassification or redesignation of the Common Stock; or

  •
  sale or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another company or entity.

        In any of these events, the exercise price of the existing warrants, and the number of shares of Common Stock issuable upon exercise, shall be adjusted so as to preserve as nearly as possible the rights represented by the existing warrants as they presently exist.

        As described in the Warrant Indenture, no adjustment in the exercise price or the number of shares of Common Stock purchasable upon the exercise of the existing warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would change the exercise price by at least 1% or of at least one one-hundredth of a share of Common Stock. Holders of existing warrants do not have any voting or pre-emptive rights or any other rights which a holder of Common Stock has, and a holder of existing warrants will not be deemed a shareholder of our underlying Common Stock until the existing warrant is exercised. The rights of the holders of existing warrants are subject to modification by "extraordinary resolution," which is defined in the Warrant Indenture relating to such existing warrants as a resolution passed at a meeting at which there are present holders of existing warrants owning in the aggregate not less than 50% of the existing warrants outstanding and passed by the affirmative votes of holder of not see less than 66 2/3% of the total number of existing warrants represented at and voted at such meeting or by holders of not less than 66 2/3% of the existing warrants represented at an adjourned meeting and voted at the meeting.

Transfer Agents

        Computershare Shareholder Services, Inc. is the transfer agent for our Common Stock. The principal office of Computershare is located at 350 Indiana Street, Suite 800, Golden, CO, 80401 and its telephone number is (303) 262-0600.

        Equity Transfer & Trust Company is the warrant agent for our existing warrants. Its principal office is located at 200 W. University Ave., Suite 400, Toronto, Ontario M5H 4H1 and its telephone number is (416) 361-0930.

WHERE TO FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet site at www.sec.gov. In addition, we maintain an Internet website that contains information about us, including our SEC filings, at www.usgold.com. The information contained on our website does not constitute a part of this prospectus.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and until the offering of the securities covered by this prospectus is completed; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

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  Our Annual Report on Form 10-K for the year ended December 31, 2008; and

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  Our Form 8-A filed with the SEC on December 7, 2006.

        You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning to:

US Gold Corporation
99 George St. 3rd Floor
Toronto, ON
Canada M5A 2NA
Attn: Investor Relations
(866)-441-0690

        Readers should rely only on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus. Readers should not assume that the information in this prospectus, any post-effective amendment and any applicable supplement is accurate as of any date other than the date on the front cover of the document.

EXPERTS

        Our financial statements as of December 31, 2008 and for the three years then ended incorporated by reference in this prospectus have been included in reliance on (i) the report of KPMG LLP, Toronto, Canada with respect to financial statements as of December 31, 2008, and for the year ended December 31, 2008, (ii) KPMG LLP, Denver, Colorado with respect to financial statements as of December 31, 2007, and for the year ended December 31, 2007, and (iii) Stark Winter Schenkein & Co., LLP with respect to financial statements for the year ended December 31, 2006, our independent registered public accounting firms for such years. These financial statements have been incorporated by reference herein, and have been included upon the authority of said firms as experts in accounting and auditing.

        The technical information relating to our Tonkin property and Gold Pick-Gold Ridge Project, including the estimate of mineralized material in place therein, have been incorporated into this prospectus in reliance on the reports of Ore Reserves Engineering Inc., and Telesto Nevada Inc., respectively, each experts in mining and metallurgical matters.

LEGAL MATTERS

        In connection with particular offerings of securities in the future, the legal validity of the securities will be passed upon for us by Hogan & Hartson L.L.P., Fraser Milner Casgrain LLP, and any underwriters, dealers or agents, and counsel named in the applicable prospectus supplement.

P R O S P E C T U S       S U P P L E M E N T

Joint Book-Running Managers

Dahlman Rose & Company	Griffiths McBurney Corp.

Co-Managers

Scotia Capital	Stifel Nicolaus Weisel